Exhibit 10.10

 For Your Records

MARK HANCOCK DEVELOPMENT CORPORATIOn
TRADE CONTRACT AGREEMENT

THIS AGREEMENT is effective as of this November day of 29, 2007 and is hereby made and entered into by and between Mark Hancock Development Corporation, an Arizona corporation (hereinafter "Contractor"), and FLYNN'S BLOORCOVERING an Arizona INC.(hereinafter "Trade Contractor").

SECTION 1: DEFINITIONS

CONTRACTOR:	Mark Hancock Development Corporation 6607 N. Scottsdale Road, Suite HlOO Scottsdale, Arizona 85250-4421 Office: (480) 367-4300 Fax: (480) 367-4350

TRADE CONTRACTOR:	FLYNNS FLOOR COVERING, INC.
4738 E INGRAM MESA, AZ 85205

Office: Fax:

LICENSE NO.:
FEDERAL ID NO.:

SECTION 2: SCOPE OF TRADE CONTRACTOR'S WORK

2.1
This Agreement pertains exclusively to Lots 1 through 45 of Parcel F-8A and lots 1through 22 of Parcel F-8B Blackstone at Vistancia ,otherwise known as Vistanica Subdivision, located in the City of Peoria, State of Arizona.

2.2
Trade Contractor, as an Independent Contractor, shall furnish, at its own cost and expense, all supervision labor, equipment, power, supplies, materials, machinery, tools, cartage, insurance, services and other facilities of every kind and description (hereinafter "Labor and Materials") required for the prompt and efficient execution of the Trade Contractor's work as specifically set forth and identified on Addendum "A-1'' attached hereto and incorporated herein by reference (hereinafter "Work").

2.3
Trade Contractor shall perform all Work in strict compliance with the terms of this Agreement the addenda, all exhibits and attachments hereto, all plans, drawings, specifications and schedules applicable hereto, any modifications hereto provided to Trade Contractor by Contractor and Trade Contractor's proposal (hereinafter collectively "Contract Documents"). All Contract Documents are h!' reference incorporated herein and made part of this Agreement.

2.4
Trade Contractor shall perform all Work in strict compliance with all applicable laws, statutes, ordinances, rules and regulations, whether Federal, State or local, building codes, workmanship standards, manufacturer's requirements and OSHA regulations. Trade Contractor is solely responsible to insure that its Work is performed in strict compliance with the foregoing. Trade Contractor shall indemnify defend and hold Contractor harmless from-any and all damages, costs, expenses or fees incurred as a result of Trade Contractor's failure to comply herewith.

2.5
Trade Contractor shall, at its own cost and expense, obtain all necessary licenses and insurance of every kind which may be required by any governmental authority and shall pay all taxes (excluding sales tax), licenses and fees of every kind that may be imposed by any governmental authority on the Labor and Materials furnished by Trade Contractor pursuant to this Agreement.

2.6
Trade Contractor shall not use, install, implement or incorporate an Exterior Insulation and Finish System (EIFS) into the Project or its Work. Should Trade Contractor use install implement or incorporate said system into the Project or its Work, Trade Contractor shall indemnify, defend and hold Contractor harmless from any loss damage, costs or expensive related in any way from Trade Contractor’s use installation, implementation or incorporation of said system into the Project or its Work.

Contractor's Initials: Trade ContractoFor purposes

Exhibit 10.10 - Page - 1

2.7           For purposes hereof, the Project is the total construction of which the Work may be the whole or part

SECTION 3: CHANGE ORDERS

3.1
Contractor hereby reserves its right to require changes in, deviations from, additions to, and omissions from the Work herein contracted, and the Contract Price shall be adjusted accordingly. Before proceeding with any change, deviation, addition or omission, the Trade Contractor shall first obtain written authorization from the Contractor, which authorization will state the amount by which the Contract Price will be adjusted, if any. In the event any changes are made in said Work, neither cost nor credit shall be allowed Trade Contractor on the Contract Price unless the additional costs or credit are mutually agreed upon in writing by Contractor and Trade Contractor prior to the commencement by Trade Contractor of work on such changes.

SECTION 4: CONTRACT PRICE; MEASUREMENT AND PAYMENT TERMS

4.1
In consideration for the full and faithful performance of the Work, Contractor agrees to pay Trade Contractor the sum set forth in the payment schedule attached hereto as Addendum "A-l "(hereinafter "Contract Price") in accordance therewith. Said sums shall he paid in current funds, subject to additions and deductions for changes as set forth herein.

4.2
Payments shall be made in compliance with A.R.S. 5 32-1129. It is understood and agreed that the Contract Price shall not be increased or decreased except in accordance with the provisions of this Agreement, and excepting those increases in the Contract Price made pursuant to the provisions of this Agreement, Trade Contractor shall be liable for and indemnify, defend and hold Contractor free and harmless from all other increases in the cost of the Work to be performed by Trade Contractor.

4.3
In order to receive payment, Trade Contractor shall submit to the Contractor's office on or before the date designated by Contractor, an invoice, covering the value of the Work completed to the satisfaction of the Contractor during the current pay period. If said invoice is not timely delivered by the Trade Contractor on the form provided or as specified herein, payment will be withheld until such time as Trade Contractor submits its executed invoice in compliance with this Agreement.

4.4
At the time of submission for payment of invoices or completed and approved PO'S, the Trade Contractor shall furnish the Contractor with fully executed Conditional Waivers and Releases on Progress Payments, similar to that attached hereto as Attachment B-1 ,for itself and fully executed Unconditional Waivers and Releases on Progress Payments, similar to that attached hereto as Attachment B-2, horn each of its material suppliers/creditors or sub trades which filed and served Preliminary Twenty-Day Notice, in an amount equal to the payment(s) received from Contractor from the immediately preceding payment period.. All payments to Trade Contractor will be by joint check with any party having issued a Preliminary Twenty-Day Notice until or unless Contractor has been provided with Unconditional Waivers and Releases on Final Payment similar to Attachment B-4.negating any and all Preliminary Twenty-Day Notices issued. .If Unconditional Waivers are not timely received, Contractor may seek reimbursement of the prior payment from Trade Contractor or withhold future payments due Trade Contractor from any source whatsoever, until such time as the Unconditional Waivers are received.

4.5
No payment shall be made from Contractor to Trade Contractor until such time as Trade Contractor has submitted to Contractor an executed copy of this Agreement, all certificates of insurances and endorsements required herein, and, if required, a list of all major suppliers and Trade Contractors.

4.6
In addition, Trade Contractor shall also submit to Contractor, if Contractor shall so require, any other documents including, but not limited to, payroll affidavits, invoices, bill, receipts and/or vouchers which verify that all indebtedness for the Labor and Materials used in performance of Work has been fully paid by Trade Contractor.

4.7
Provided that Trade Contractor is not in default under this Agreement, that Trade Contractor has complied with all of the provisions of this Section, and that Contractor approves the invoices and other documents submitted by Trade Contractor, Contractor agrees to pay Trade Contractor the amounts requested in the invoice on the next scheduled payment date.

4.8           Contractor may decline to approve and certify an invoice or portion thereof for:
(a)           Unsatisfactory job progress;
(b)           Defective construction work or materials;
(c)           Disputed work or materials;
(d)	Failure to comply with other material provisions of this Contract Agreement;

Contractor's Initials: Trade Contractor's Initials:

Exhibit 10.10 - Page - 2

(e)           Third party claims filed or reasonable evidence that a claim will be filed;
(f)	Failure of Trade Contractor, or any of its Trade Contractors or suppliers, to make timely payment for labor, equipment or materials;
(g)           Damage to Contractor; and/or
(h)	Reasonable evidence that the construction contract cannot be completed for the unpaid balance of Contract Agreement sum or a reasonable amount of retention.

4.10
Any payment made hereunder prior to total completion of Trade Contractor's Work and acceptance thereof by Contractor shall not be construed as evidence of acceptance of any part of said Work or the quality thereof. All sums received by Trade Contractor from Contractor under this Agreement are received by Trade Contractor in trust for the express use and purpose of paying in full all Labor and Materials furnished to Trade Contractor in the performance of thus Agreement. No title to any payment, or any part of it, shall vest in Trade Contractor or be used for any other purpose, until Trade Contractor has first paid in full all Labor and Materials furnished as of the date of the invoice to Trade Contractor by all persons who may have supplied Labor and/or Materials used in the Work described herein.

4.11
Trade Contractor shall furnish, if so requested, sworn affidavits listing all sub-Trade Contractors and suppliers from whom Trade Contractor has purchased or will purchase labor or materials to be used in the performance of the Work. In the event any such sub- Trade contractor or supplier files a lien on said property, Trade Contractor shall within five (5) days of receipt of notice from Contractor cause the effect of any such lien to be removed from said property and any legal proceedings relating thereto to be dismissed. In the event Trade Contractor shall fail to do so, Contractor may, but does not have the obligation to, take any action it may deem appropriate to cause any lien to be removed and or action dismissed and the cost thereof, together with reasonable attorney's fees, shall be immediately due and payable to Contractor from Trade Contractor or taken from any and all funds due Trade Contractor from any source whatsoever.

4.12
The terms of payment herein shall not make it incumbent on the Contractor to make payments in an amount that would leave an insufficient balance to satisfy all obligations of the Trade Contractor for labor, equipment, materials and otherwise, furnished or to be furnished by it under this Agreement.

4.13
Payment to Trade Contractor constitutes release of claims by Trade Contractor up to and including the period of time covered by such payment, unless the Contractor is notified of specific exceptions in writing, prior to payment.

4.14
In the event of a claim or disputed change order, or as otherwise deemed necessary by Contractor or Owner, Trade Contractor's financial records relating to said claim or disputed change order shall be available to Contractor for audit or review.

4.15	Contractor shall have no obligation or duty to pay any invoice submitted by Trade Contractor to Contractor more than six
(6) months after Trade Contractor has substantially completed the Work.

SECTION 5: COMMENCEMENT OF WORK; DEFAULT 5.2

5.1
Trade Contractor agrees to keep itself thoroughly informed as to the progress of the job, commence performance under this contract within five (5) days after notification by Contractor, diligently perform tl1e Work without interruption and complete the

Work covered by this Agreement according to the schedule established by Contractor.

5.2	The Project and Work schedules shall be kept and adjusted by the Contractor as reasonably necessary asset forth in Addendum A.

5.3
In the event the Trade Contractor fails to comply or becomes disabled from complying with the provisions herein as to the character or time of performance and defaults hereunder and said default is not corrected within twenty-four (24) hours after notice by the Contractor to the Trade Contractor; the Contractor may terminate this contract and, by contract or otherwise without prejudice to any other right or remedy, take over and complete the Work at the expense of the Trade Contractor, or without taking over the Work, may furnish the necessary materials and equipment and or employ the labor necessary to remedy the situation at the expense of the' Trade Contractor. If the Contractor takes over the work pursuant to this Section, it is specifically agreed that the Contractor may take possession of the premises and all materials, tools and equipment of the Trade Contractor at the site for the purpose of completing the Work covered by this Agreement In the event the cost to Contractor of completing the Work exceeds

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the balance due on this contract, Trade Contractor shall pay the difference to the Contractor or the Contractor may obtain the difference from any and all funds due Trade Contractor from any source whatsoever.

5.4
If the Trade Contractor deems that surfaces or work to which its Work is to be applied or affixed is unsatisfactory or unsuitable to permit actual and proper performance and installation of Trade Contractor work, written notification of said condition shall be given to the Contractor: otherwise no consideration will be given to claims for extra compensation or non-responsibility in connection therewith. Contractor specifically relies on Trade Contractor’s skill, knowledge and expertise for all aspects of Trade Contractor's scope of work, including evaluation and acceptance of all prior work completed by other tradesmen necessary to permit Trade Contractor to per Form Trade Contractor's scope of work. Any deficiencies, discrepancies or any other conditions that will prevent Trade Contractor from completing Trade Contractor's scope of work in a proper manner shall be immediately communicated to Contractor iu writing.

5.5
With particular regards to Section 18.20 of this Agreement, Trade Contractor agrees to provide every item and perform every operation necessary and/or properly incidental to comply with the Contractor's schedule.

SECTION 6: REMEDIES

6.1
Should the Trade Contractor at any time be adjudged bankrupt or become insolvent, refuse or neglect to supply a sufficient number of properly skilled workmen or a sufficient quantity of materials of proper quality, fail in any respect to prosecute the Work covered by this Agreement with promptness and diligence, or fail in the performance of any of the agreements herein contained or related hereto, the Contractor may at his option withhold payment to the Trade Contractor until there has been compliance with the terms hereof and/or after one (1) business day notice to the Trade Contractor, provide for such labor and materials, and deduct the costs thereof from any funds then due or thereafter to become due to the Trade Contractor, lo finish the Work, and in case of such termination of this Agreement by said Contractor, said Trade Contractor shall not be entitled to receive any further payment under this Agreement until said Work shall be wholly finished, at which time if the unpaid balance of the amount to be paid under this Agreement exceeds the expenses, including twenty percent (20%) overhead and profit incurred by the Contractor in finishing the Work such excess may be paid by the Contractor to the Trade Contractor but if such expenses shall exceed such unpaid balance, then the Trade Contractor shall pay the difference to the Contractor or the Contractor may withhold the difference from any and all funds due Trade Contractor from any source whatsoever.

6.2	The expense incurred by the Contractor as herein provided, either for furnishing materials or for finishing the work and any damages incurred by such default shall be chargeable to and paid by said Trade Contractor and the Contractor shall have a lien upon Trade Contractor's materials, tools and appliances and the right to take possession of aforesaid materials, tools and appliances, or any unpaid balance due Trade Contractor for any other work whatsoever to secure the payment thereof.

6.3
The Trade Contractor will cooperate with the Contractor and the Trade Contractors whose work might interface with the Trade Contractor's Work and will participate in the coordination of such interface as required, specifically, noting and advising the Contactors of any interference. The Contractor, however, will not be liable to the Trade Contractor for any delays in scheduling the work to be performed by the Trade Contractor, or any damages arising from such delays. Trade Contractor and Contractor agree that if the Trade Contractor fails to perform within the time specified on the progress schedule in use at the project site that damages will occur to the Contractor but that such damages arising from such damages while capable of calculation are not capable of being specifically known at this time. Therefore, in lieu of proof of such damages, Trade Contractor and Contractor agree that a reasonable sum for damages (and not as penalty) is the sum of $250 per calendar day in excess of the time allocated for the Trade Contractor's Work and that such shall constitute liquidated damages agreed to. Liquidated damages shall not apply if a schedule is not specifically identified and set forth in Addendum A.

6.4
All rights and remedies of Contractor hereunder are cumulative and in addition to those at law or in equity, and the exercise of any one or more thereof by Contractor shall not be construed to constitute a waiver of any others. A waiver by Contractor of any breach or default on the part of the Trade Contractor shall not be construed to constitute a waiver of any other breach or default On the part of the Trade Contractor.

SECTION 7: CONTRACTOR'S LICENSE

7.1	Trade Contractor shall be licensed and regulated by the Arizona Registrar of Contractors. Any questions concerning a contractor may be referred to the Registar.

Contractor's Initials:                                                                                                Trade Contractor's Initials:

Exhibit 10.10 - Page - 4

7.2
Trade Contractor shall maintain its contractor's license as required by law and shall keep itself fully informed of all Federal and State laws, City and County ordinances, codes and regulations which affect those employed on the Project, the materials to be used, or the conduct of the work including the Arizona Registrar of Contractor's Minimum Workmanship Standards. Further, Trade Contractor shall complete the work in strict accordance with such laws, ordinances, codes, standards and regulations. If the Contract Documents do not conform with the requirements of the above specified authorities, the requirements of such authorities shall prevail and the work shall be completed by Trade Contractor in conformance with such requirements, and no additional compensation shall be allowed therefore, with the exception that Trade Contractor shall be reimbursed for any additional work resulting from any change in the law, ordinance, code or regulation, (excluding labor union agreements) formed or modified after the date of this Agreement.

Trade Contractor agrees to comply with federal and state immigration and employment verification laws and will indemnify Contractor for any liability arising of any failure by Trade Contractor to comply with applicable laws, including attorney's fees and costs, litigation costs, consequential damages, incidental damages, and lost profits suffered as a result

SECTION 8: WARRANTY

Trade Contractor warrants its WOI-k against all resulting damages, deficiencies and defects in materials and/or workmanship and agrees to satisfy such warranty obligations for a period of two (2) years from the date of issuance of a Certificate of Occupancy from the applicable governmental entity without cost to the Owner or the Contractor. This warranty shall be in addition to all other warranties of the Contractor and any and all obligations imposed by law.

SECTION 9: CORRECTION OF WORK

9.1
Upon written notice from the Contractor at any time prior to completion of the Work or during the warranty period described in Section 8 above, Trade Contractor agrees to repair and replace, at its sole cost and expense, any work or materials which may he defective to the acceptance and satisfaction of Contractor and any damage to property resulting 6om Trade Contractor's Work. In addition, during the warranty period and immediately following receipt of written  notice from Contractor, Trade Contractor shall proceed with those repairs and replacements necessary to avoid further damage or loss of use of the Project premises or any part thereof resulting from the Work performed by Trade Contractor.

9.2
If Trade Contractor shall fail to commence the correction of such damages, defects and/or deficiencies within forty-eight (48) hours of receipt of notice 60m Contractor. Contractor may without further notice provide the labor and materials necessary to correct said damages, defects and/or deficiencies and Contractor may deduct the cost thereof from any payment then or thereafter due Trade Contractor from any source whatsoever. In the event there are not sufficient funds to satisfy such deduction, Trade Contractor shall reimburse Contractor for such cost immediately upon receipt of written demand from Contractor, together with interest thereon at the rate of eighteen percent (18%) per annum, until paid.

SECTION 10: DAMAGE TO EQUIPMENT AND MATERIALS

10.1
Trade Contractor shall protect from damage, loss or theft all materials and equipment of others used by it in the performance of the Work. Any such equipment or materials damaged, lost or stolen shall be replaced at Trade Contractor's sole expense. Trade Contractor shall use reasonable care to protect from damage the equipment, materials and work of Contractor or other Trade Contractors and shall repair or replace upon demand any such equipment, material or work damaged by the negligence or willful misconduct of Trade Contractor or any agent, employee or Trade Contractor of Trade Contractor. Trade Contractor shall defend, indemnify, and hold harmless Contractor from and against any and all claims, losses, damages, judgments, liabilities, expenses, costs and fees arising out of or relating to the use of materials and equipment of others, including Contractor, by Trade Contractor or any of its employees, agents or independent contractors.

10.2
Should any construction equipment and/or material, regardless of ownership or possession, be involved in an occurrence, it will be the right and duty of the Contractor to collect and store all such equipment or material in a safe and secure place for no more than seven (7) days after which the equipment and/or materials will be formally released by the Contractor's claims adjustment personnel representing the Contractor's insurer.

Contractor's Initials:	Trade Contractor's Initials:

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SECTION 11:  IDEMNIFICATIONS

11.1
Trade Contractor shall with respect to all such work which is covered by or incidental to this Trade Contract Agreement and the Work indemnify, defend and save Contractor and Owner harmless from and against any and all claims, debts, demands, damages (including debts, liquidated, consequential; incidental, or other damages), judgments, awards, losses, liabilities, interest, attorney's fees. costs, and expenses of whatsoever kind or nature at any time arising out of any failure of Trade Contractor to perform an), of the terms and conditions of this Contract or which are in any manner directly or indirectly caused or occasioned by, or contributed to, by any act, omission, fault or negligence, whether active or passive, of Trade Contractor or anyone acting under his direction or control, or on his behalf in connection with or incident to work, even though the same may have resulted from the joint, concurring or contributory act, omission or negligence whether active or passive, of Contractor, Owner or any other person. unless the same be caused by the sole negligence or willful misconduct of Contractor, or Contractor's agents; servants or independent contractors who are directly responsible to Contractor. Without limiting the generality of the foregoing, the same shall include injury or death to any person or persons, including agents and employees of Contractor, Owner and Trade Contractor, and damage to any property of Contractor, Owner and Trade Contractor, and shall extend to any similar obligations of Contractor undertaken by it under the General Contract with respect to the Work hereunder. Trade Contractor will on request and at his expense defend my action, suit or proceeding arising hereunder and shall reimburse and pay Contractor for any loss, cost, damage or expense (including legal fees) suffered by it hereunder.

11.2
In the event that Trade Contractor shall fail to pay on demand any amounts claimed to be owed by Trade Contractor to Contractor as a result of the indemnification provisions contained herein Contractor may set off the amounts so owed by Trade Contractor against any amounts owed by Contractor to Trade Contractor, from any source whatsoever, whether as progress payments; fid payment or otherwise.

11.3
In the event that Trade Contractor shall employ the services of a sub-Trade Contractor, Trade Contractor shall require each sub-Trade Contractor to enter into a written agreement containing provisions similar to those set forth in Sections 8, 11 and 12 in favor of Contractor to the fullest extent permitted by law.

SECTION 12: INSURANCE

12.1	Trade Contractor apes to secure and maintain, at its own expense, insurance of the types and in the amounts as set forth in the Insurance Addendum attached hereto as Addendum "C".

12.2
By requiring insurance herein, Contractor does not represent that coverage and limits will necessarily be adequate to protect Trade Contractor and such coverage and limits shall not be deemed as a limitation on Trade Contractor's liability under the indemnities granted to Contractor in this Agreement.

12.3
Trade Contractor shall obtain an endorsement providing that any and all insurance coverage as is afforded under Trade Contractor's Commercial General Liability policy and naming Contractor as an additional insured shall be primary insurance as respect Contractor and that any other insurance maintained by Contractor shall be excess and non-contributing with the insurance required under this Section and Addendum T"

12.4           NO ENDORSEMENT LIMITING OR EXCLUDING A REQUIRED COVERAGE IS PERMITTED.

12.5
In the event that Trade Contractor shall employ the services of a sub-Trade Contractor. Trade Contractor shall require each sub-Trade Contractor enter into a written agreement containing provisions similar to those set forth in Sections and the Insurance Addendum in favor of Contractor including, but not limited to. naming Contractor and Owner as an additional insured on the sub-Trade Contractor’s required insurance policies and that sub-Trade contractor's policy shall be primary and Contractor’s insurance shall be excess and non-contributing with the insurance required under this Section and Addendum "C"..

SECTION 13: PERFORMANCE BOND AND PAYMENT BOND

Contractor shall have the right, but not the obligation, to require Trade Contractor to furnish bonds covering the faithful performance of this Agreement and the payment of all obligations arising hereunder. Any such bond shall be issued by a bonding company acceptable to Contractor and Contractor's insurance and insurance consultants. The premium for bonds shall he included in the Trade Contractor's price for the Work and shall be paid for by Trade Contractor as additional money in Trade Contractor Price.

Contractor's Initials:	Trade Contractor's Initials:

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SECTION 14: TERMINATION

In addition to the right of Contractor to terminate this Agreement upon a default by Trade Contractor as provided in Section 5 above, Contractor may terminate this Agreement and take possession of the site and all materials, equipment, tools, construction equipment and machinery owned by Trade Contractor, and may finish the work by whatever method Contractor may deem appropriate, in the event that Trade Contractor shall be adjudged bankrupt, or if Trade Contractor shall make a general assignment for the benefit of its creditors, or if a receiver is appointed by reason of the insolvency of Trade Contractor, or if Trade Contractor shall persistently or repeatedly refuse or fail, except in case for which extension of time is provided by Contractor, to supply enough properly skilled workmen or proper materials, or if Trade Contractor fails to make prompt payments to its sub-Trade Contractors or for materials or labor, or persistently disregards laws, ordinances, rules, regulations or order of any public authority having jurisdiction, or otherwise is guilty of a substantial violation of a provision of this Agreement or any of the Contract Documents. Upon completion of the Work, all tools, equipment and unused materials shall be returned to Trade Contractor.

SECTION 15: INDEPENDENT CONTRACTOR

Trade Contractor warrants that it is an Independent Contractor within the purview of the Internal Revenue Code, Federal Social Security Act, and any and all other applicable State or Local laws, ordinances, rules and regulations, and is solely responsible for all payroll taxes, deductions, withholdings and contributions required by such laws, ordinances, rules and regulations. Trade Contractor hereby releases and holds Contractor harmless from any and all claims, demands and losses resulting there from.

SECTION 16: DISPUTE RESOLUTION

16.1
Any dispute or claim between Contractor and Trade Contractor shall be subject and resolved pursuant to the Arbitration Addendum attached hereto as Addendum "D” and incorporated herein by this reference.

16.2	Trade Contractor hereby waives it right to a jury trial,

16.3
Trade Contractor agrees to participate in good faith in any alternative dispute resolution (ADR) proceedings between a homeowner or homeowners and/or the homeowners' association and Contractor for claims related to the design construction and/or performance of the development, including individual lots and common areas.

SECTION 17: STORM WATER COMPLIANCE; DUST CONTROL; ENVJRONMENTAL COMPLIANCE

17.1
Trade Contractor shall comply with Contractor's Storm Water Pollution Prevention Plan ("SWPPP"), all applicable storm water permits ("SW Permits"), and Contractor's Storm Water Compliance Guidelines ("SW Guidelines"). Trade Contractor shall implement the Best Management Practices set forth in the SWPPP for any and all work that it performs on the jobsite. A copy of the SWPPP, Permits, and Guidelines are available at Contractor's construction office. Contractor shall be entitled to recover from Trade Contractor all fines, fees, expenses, and other penalties assessed by any governmental body due to Trade Contractor's violation of the SWPPP, Permits, Guidelines, or other obligations herein.

17.2
Trade Contractor shall comply with Maricopa County Dust Control Air Quality and Track-out regulations and  requirements and with Contractor's Environmental Protection Plan ("EPP"), all applicable permits YEP Permits"), and Contractor's Environmental Compliance Guidelines ("EP Guidelines"). Trade Contractor shall implement the Best Management Practices set forth in the EPP for any and all work that it performs on the jobsite. A copy of the EPP, Permits, and Guidelines are available at Contractor’s construction office. Contractor shall be entitled to recover from Trade Contractor all fines, fees, expenses, and other penalties assessed by any governmental body due to Trade Contractor's violation of the EPP, Permits, Guidelines, or other obligations herein.

17.3
Trade Contractor hereby agrees to indemnify, defend, and hold harmless Contractor from and against any and all claims, damages, attorneys' fees, expenses, or liabilities of any type or nature, including without limitation, any and all fines or other penalties, civil or criminal, arising out of any violation of Maricopa County Dust Control, Air Quality and Track-out regulations and requirements, the SWPPP, SW Permits, SW Guidelines, EPP, EP Permits, EP Guidelines, or any of Trade Contractor’s obligations herein, caused in whole or in part by the wrongful conduct or omissions of Trade Contractor or its agents, or otherwise caused in whole or in part by Trade Contractor's failure to comply with this Section.

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17.4
Trade Contractor acknowledges that failure to adhere to the requirements of the SWPPP, SW Permits, SW Guidelines, EPP, EP Permits, or EP Guidelines constitutes a material breach of this Contract, and Contractor may, without prejudice to any other right or remedy, remove Trade Contractor from the jobsite, terminate this Agreement, and retain a separate trade contractor to complete Trade Contractor's obligations under this Agreement ("the Completion Trade Contractor"). In the event of termination under this Section, Trade Contractor shall not be entitled to receive any further compensation or payment unless and until Trade Contractor's Work is completed by the Completion Trade Contractor.

SECTION 18: SAFETY

18.1
Trade Contractor shall take all reasonable safety precautions with respect to the Work, shall comply with all safety measures initiated by Contractor and with all applicable safety Laws, including the Occupational Safety and Health Act of 1970 and the Construction Safety Act of 1969.

18.2
Trade Contractor shall provide a written report to Contractor of any injury at the job site to any of Trade Contractor's employees, Trade Contractor's Subcontractors or the general public within twenty-four (24) hours of such injury.

18.3
Trade Contractor shall be responsible for initiating, maintaining and supervising all of Trade Contractor's in connection with the performance of the Work. The Trade Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

a. employees on the Project and other persons who may be affected thereby;
b. the Work and materials and equipment to be incorporated therein; and
c, other property at the site or adjacent thereto.

18.4
Trade Contractor shall indemnify, defend and hold harmless Contractor and the other Indemnified Parties (defined below) for, from and against claims and losses by fines, penalties or corrective measures resulting 6om acts or omissions by Trade Contractor (or Trade Contractor's Subcontractors) or with respect to violation of safety requirements of this Agreement.

18.5
Trade Contractor contractually has primary responsibility for the safety of its work as it relates to its own employees and other persons. Trade Contractor has the contractual duty to comply with OSHA and all other federal and state regulations for the safety of its employees. Contractor retains the authority and power to make safety recommendations during the progress of the work; however, Trade Contractor is still responsible. If the contract is breached because of Trade Contractor's failure to comply with the foregoing safety laws or regulations, Contractor may terminate the contract.

18.6
If it is observed by Contractor that Trade Contractor is not operating in accordance with the proper safety practices then the Contractor's designated representative has the right to suggest they make any and all changes deemed necessary in order to comply. If the Trade Contractor does not comply. Contractor reserves the right to notify OSHA. Documentation will be kept in the Trade Contractor’s file.

18.7
In the event Contractor's representative recognizes imminent danger to life or limb the Contractor's representative has the authority to direct Trade Contractor to immediately clear the area of all workers until the situation has been made safe.

.

SECTION 19: MISCELLANEOUS PROVISIONS

19.1
Trade Contractor acknowledges that it has visited and inspected the Project site and all conditions which could affect the Work as well as reviewed and or had the opportunity to review all Contract Documents. Any failure of the Trade Contractor to reasonably ascertain the general and local conditions which could affect its Work will not relieve the Trade Contractor from its responsibility to properly complete the Work without additional expense to the Contractor.

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19.2
Trade Contractor shall provide all required first aid and safety equipment including, but not limited to, hard hats, safety glasses, ear protection, eye protection, fall protection, shoring and confined space requirements for its employees and operations. Trade Contractor shall immediately stop WOI-k and notify Contractor of any condition it deems unsafe.

19.3	Trade Contractor shall attend all meetings scheduled by Contractor, including but not limited to, preconstruction meetings, coordination meetings, weekly progress meetings, and safety meetings.

19.4
Trade Contractor shall keep the premises and all adjoining areas and drives clean and shall daily remove to a designated trash area all waste material connected with his Work and shall, upon request of Contractor, proceed immediately to remove said material from job site.

19.5           Trade Contractor shall not assign his rights under this Agreement without prior written consent of the Contractor.

19.6
If required by Contractor, Trade Contractor will furnish Contractor at Trade Contractor's cost and prior to final payment by Contractor, complete as-built drawings to include all details requested by Contractor.

19.7
Trade Contractor acknowledges his obligation to comply with all applicable Federal, State and Local Acts and Regulations, and, without limiting this obligation and in addition to all other indemnities provided for in this Agreement, Trade Contractor agrees to comply with all requirements of the Occupational Safety and Health Act of 1970 and to save harmless, defend and indemnify Contractor from and against any and all liability imposed on the Contractor for violations of said act arising out of the Work covered by this Agreement.

19.8
Trade Contractor's obligations hereunder including any warranties and indemnity obligations shall survive completion of the Work and final payment and acceptance of the Work and will be enforceable by Contractor and/or Owner after completion and final payment.

19.9	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, representatives, successors and assigns.

19.10
Written notices shall be deemed to have been duly served if delivered in person to the party for whom it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving the notice, or by any other method which can provide written confirmation of delivery.

19.11
No action or failure to act by Contractor shall constitute a waiver of any right hereunder, nor shall any act or failure to act by Contractor constitute an approval or an acquiescence in a breach by Trade Contractor hereunder, except as may be specifically agreed in writing.

19.12
No strike, picketing or labor dispute of any kind involving Contractor, Trade Contractor or other contractors, Trade Contractors or suppliers shall excuse the nonperformance of any duty of Trade Contractor set forth herein. In the event of a strike, picketing or labor dispute of any kind which, in Contractor's judgment, has resulted from Trade Contractor’s presence on the project Contractor may immediately terminate this agreement and employ another Trade Contractor to perform the work as provided above on a temporary basis to supplement Trade Contractor until the strike is resolved and work commences by Trade Contractor.

19.13
The Trade Contractor shall furnish promptly all samples, lists, drawings, cuts, schedules, etc., required in connection with its Work, but review of same does not relieve him of his responsibility of complying with the requirements of the drawings and specifications. All transportation costs on samples and drawings furnished by the Trade Contractor shall he paid by him. All submittals required by the Contract documents will be made immediately upon request by Contractor.

19.14
The Trade Contractor shall furnish all guarantees, bonds, operating instructions, etc., as required by the specifications. Trade Contractor is not entitled to submit the final billing until these items are received by Contractor and approved by the Architect.

Exhibit 10.10 - Page - 9

19.15
Trade Contractor warrants that it is in full compliance with the terms and provisions of OSHA Regulation 1926.59.As evidence thereof, Trade Contractor shall complete and return to Contractor the OSHA Regulations and MSDS Warranty attached hereto as Addendum "E" and incorporated herein by reference.

19.16	Trade Contractor shall complete and return to Contractor the Request for Taxpayer identification Number and Certification attached hereto as Addendum "F’ and incorporated herein by reference.

19.17
The Trade Contractor agrees to cooperate to the fullest extent with Contractor's Superintendent in charge, and further agrees to immediately remove any workers that are not satisfactory to Contractor. Trade Contractor further agrees to have a qualified, English-speaking superintendent or representative knowledgeable and familiar with the Work on site during the duration of the Work.

19.18	Trade Contractor shall not be on site except during standard working hours which will be set pursuant to city ordinance and community requirements.

19.19
Trade Contractor agrees to pay actual attorney's fees and all other costs and expenses which may be incurred by Contractor in enforcing Trade Contractor's obligations under this Agreement. In the event of any arbitration or litigation between Contractor and Trade Contractor concerning obligations under this Agreement, the successful party shall be entitled to recover all costs and disbursements allowed by law and additional sums including, but not limited to, attorney's fees as the arbitrators may adjudge reasonable.

19.20
The Trade Contractor shall hold and save the Contractor and Owner harmless from any liability including costs and expenses, for or on account of any patents or unpatented invention, article or appliance manufactured or used in the performance of this Contract, including their use by the Owner.

19.21
Trade Contractor understands and agrees that time is of the essence of this Agreement and any breach of same shall go to the essence thereof, and Trade Contractor, in agreeing to complete the work in the time herein above mentioned, has taken into consideration and made allowances for all the hindrances and delays incidental to its work.

19.22	This Agreement constitutes the entire understanding of the patties and supersedes any prior proposal, agreement or understanding.

19.23           This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona,

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date from above written.

Exhibit 10.10 - Page - 10

LIST OF ADDENDUM AND EXHIBITS

ADDENDUM “A-1”                                                      BASE CONTRACT AND OPTION PRICING
ADDENDUM “A-2”                                                      BILLING PROCEDURES
ADDENDUM “B-1”                                                      CONDITIONAL WAIVER AND RELEASE ON PROGRESS PAYMENT
ADDENDUM “ B-2”                                                      UNCONDITIONAL WAIVER AND RELEASE ON PROGRESS PAYMENT
ADDENDUM “B-3”                                                      CONDITIONAL WAIVER AND RELEASE FINAL PAYMENT
ADDENDUM “B-4”                                                      UNCONDITIONAL WAIVER AND RELEASE ON FINAL PAYMENT
ADDENDUM “C”                                               INSURANCE REQUIRMENTS
ADDENDUM “D”                                               ARBITRATION ADDENDUM
ADDENDUM “E”                                               O.S.H.A. REGULATIONS AND MSDS
ADDENDUM “F”                                               REQUEST FOR TAXPAYER IDENTIFICATION NUMBER
EXHIBIT “1”                                                          STANDARD FINISHES
EXHIBIT “2”                                                          SCOPE OF WORK

Exhibit 10.10 - Page - 11

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

Trade: Flynns Flooring		Community: Vistancia	
Option Number	Item Description	Assembly Description	Unit Price
653100001	(Flooring-Carpet-Labor) Base Plan 6531	0	2084
653120610	(Flooring-Carpet-Labor) Bedroom 5/Bath 4 ILO Bonus Room	Add bedroom w/WIC and full bath w/cultured marble surrounds, med cabinet, towel bar and standard bath fixtures. Add 2680 door to bedroom and 2480 doors to WIC and Bath. Revise windows, electrical and HVAC.	-88
653120612	(Flooring-Carpet-Labor) Bedroom 6/Bath 5 - Elev A & C	Add bedroom over garage w/WIC and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add windows, revise electrical and HVAC. ELEVATION A & C ONLY.	108
653120613	(Flooring-Carpet-Labor) Bedroom 6/Bath 5 - Elev B	Add bedroom over Garage w/WIC and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add windows, revise electrical and HVAC. ELEVATION B ONLY.	108
653122610	(Flooring-Carpet-Labor) Flex Room at 5car Garage	Relocate door to Garage to Laundry Room. Add (2) 2050SH windows and 2 ton heat pump. MUST PURCHASE OPTIONAL 5 CAR GARAGE.	180
653123000	(Flooring-Carpet-Labor) Storage at Flex Room	Add Room under Stairs with drywall interior, 2656 solid cord door, can light and switch. Standard carpet. MUST PURCHASE OPTIONAL FLEX ROOM.	28
653123600	(Flooring-Carpet-Labor) Wet Bar at Family Room	ILO Storage Room, add Wet Bar with base level granite slab, Kohler K6584 white undermount entertainment sink and Delta 190 chrome faucet. Includes cabinets with 50 bottle wine rack, 3 can lights w/switch and undermount sink labor. Ceramic tile flooring.	-36
653131610	(Flooring-Carpet-Labor) Walk Deck ILO Master Sitting Room	Delete Master Sitting Room and add 1018FX, (2) 5056XO and 5080 SGD to Deck and exterior light and switch	-72

Initial: SM

Page 12.1 of 12.19

Exhibit 10.10 - Page - 12

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653200001	(Flooring-Carpet-Labor) Base Plan 6532	0	1040
653217600	(Flooring-Carpet-Labor) Basement	*Deletes Teen Room and adds* Basement w/Bedroom 6 and 7, full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures, sump and 2.5 ton heat pump. Wall-mounted stained maple rail at Stairs and 1 phone, 1 TV outlet at Game Room. Enlarge Bedroom 2 and Master WIC. Revise closet bi-pass door size. Add 3050SH at Bedroom 2 and (2) 2450SH at stairwell. NOT AVAILABLE W/OPTIONAL DEN OR BEDROOM 4.□	476
653217610	(Flooring-Carpet-Labor) Basement with Expanded Teen Room	Delete Bedroom 2 and closet, expand Teen Room and Master WIC. Add Basement w/Bedroom 6 & 7, full bath w/cultured marble surrounds, towel bar, med cab and standard bath fixtures, sump and 2.5 ton heat pump. Wall-mounted stained maple rail at Stairs and 1 phone, 1 TV outlet at Game Room. Add 3050SH at Bedroom 2 and (2) 2450SH at Stairwell. NOT AVAILABLE W/OPTIONAL DEN OR BEDROOM 4.□	476
653218601	(Flooring-Carpet-Labor) Carriage House over 2car Garage - Elev A	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION A ONLY. NOT AVAILABLE WITH CASITA.□	244

Initial: SM

Page 12.2 of 12.19

Exhibit 10.10 - Page - 13

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653218602	(Flooring-Carpet-Labor) Carriage House over 2car Garage - Elev B	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION B ONLY. NOT AVAILABLE WITH CASITA.□	244
653218603	(Flooring-Carpet-Labor) Carriage House over 2car Garage - Elev C	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION B ONLY. NOT AVAILABLE WITH CASITA.□	244
653218611	(Flooring-Carpet-Labor) Carriage House - Elev A w/Casita	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab. towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION A ONLY. MUST PURCHASE CASITA.□	244

Initial: GCM

Page 12.3 of 12.19

Exhibit 10.10 - Page - 14

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653218612	(Flooring-Carpet-Labor) Carriage House - Elev B w/Casita	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION B ONLY. MUST PURCHASE CASITA.	244
653218613	(Flooring-Carpet-Labor) Carriage House - Elev C w/Casita	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION C ONLY. MUST PURCHASE CASITA.	244
653219601	(Flooring-Carpet-Labor) Casita ILO Single Car Garage - Elev A	Delete single car Garage and 1 pair of shutters and add Casita w/ WIC, full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds windows to Courtyard, 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION A ONLY.□	80

Initial: GM

Page 12.4 of 12.19

Exhibit 10.10 - Page - 15

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653219602	(Flooring-Carpet-Labor) Casita ILO Single Car Garage - Elev B	Revise front windows, veneer and awning. Delete single car Garage and add Casita w/ WIC, full bath w/ cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds windows to Courtyard, 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION B ONLY.□	80
653219603	(Flooring-Carpet-Labor) Casita ILO Single Car Garage - Elev C	Delete single car Garage and add Casita w/ WIC, full bath w/ cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds windows to Courtyard, 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION C ONLY.□	80
653219610	(Flooring-Carpet-Labor) Casita	Adds Casita next to Garage w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. □	80
653225622	(Flooring-Carpet-Labor) Bath 5 in Basement ILO Storage	Adds full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. MUST PURCHASE OPTIONAL BASEMENT	-34
653300001	(Flooring-Carpet-Labor) Base Plan 6533	0	1344

Initial: SM

Page 12.5 of 12.19

Exhibit 10.10 - Page - 16

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653317601	(Flooring-Carpet-Labor) Basement	Delete Bedroom 4 and Bath 3, add Powder Room, WIC at Bedroom 3 and Storage at Stairs, Basement w/Bedroom 6 and 7 and full bath w/cultured marble surrounds, towel bar, med cab and standard bath fixtures, sump and 2.5 ton heat pump. Wall-mounted stained maple rail at Stairs, and 1 phone, 1 TV outlet at Game Room.□	592
653317611	(Flooring-Carpet-Labor) Basement w/Bath 5 at Bedroom 3	Delete Bedroom 4 and Bath 3, add Powder Room, WIC at Bedroom 3, Basement w/Bedroom 6 and 7 and full bath w/cultured marble surrounds, towel bar, med cab and standard bath fixtures, sump and 2.5 ton heat pump. Wall-mounted stained maple rail at Stairs, and 1 phone, 1 TV outlet at Game Room. Add full bath at Bedroom 3 with standard fixtures and accessories, delete door to Bath 3 from Bedroom 3.□	560
653319611	(Flooring-Carpet-Labor) Casita - Elevation A	Adds Casita w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION A ONLY.□	80
653319612	(Flooring-Carpet-Labor) Casita - Elevation B	Delete awning and revise stone veneer. Adds Casita w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION B ONLY.□	80

Initial: SIM

Page 12.6 of 12.19

Exhibit 10.10 - Page - 17

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653319613	(Flooring-Carpet-Labor) Casita - Elevation C	Adds Casita w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION C ONLY.□		80
653320630	(Flooring-Carpet-Labor) Bedroom 5/Bath 4 ILO Bonus Room	Add bedroom w/WIC and full bath w/cultured marble surrounds, med cabinet, towel bar and standard bath fixtures. Add 2680 door to bedroom and 2480 doors to WIC and Bath. Delete Bedroom 2 WIC and add closet w/5080 bi-pass doors. Revise windows, electrical and HVAC.□		-8
653500001	(Flooring-Carpet-Labor) Base Plan 6535	0		1384
653520650	(Flooring-Carpet-Labor) Bedroom 6/Bath 5	Add bedroom over 2 car Garage w/WIC and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add stairs adjacent to garage w/wall-mounted maple stair rail and Storage Room underneath. Increase A/C tonnage.		264
653522640	(Flooring-Carpet-Labor) Bonus Room over 2car Garage	Add stairs adjacent to Garage w/wall-mounted maple stair rail and Storage Room underneath. Increases A/C tonnage.		304
653600001	(Flooring-Carpet-Labor) Base Plan 6536	0		1288
653617600	(Flooring-Carpet-Labor) Basement	Add stairs at Flex Room and Basement with Bedrooms 4 and 5, full bath with cultured marble surrounds, med cab, towel bar and standard bath fixtures, sump and 2.5 ton heat pump. Wall mounted stained maple rail at Stairs and 1 phone, 1 TV at Game Room.		568

Initial: SM

Page 12.7 of 12.19

Exhibit 10.10 - Page - 18

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653619600	(Flooring-Carpet-Labor) Casita ILO Single Car Garage	Adds Casita w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 2680 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. □		100
653625623	(Flooring-Carpet-Labor) Bath 4 in Basement at Bedroom 14	Adds full bath with cultured marble surrounds, med cab, towel bar and standard bath fixtures. MUST PURCHASE OPTIONAL BASEMENT.		-16
653700001	(Flooring-Carpet-Labor) Base Plan 6537		0	1608
653722660	(Flooring-Carpet-Labor) Bonus Room over Family Room	Delete high windows at Family Room. Increase A/C tonnage		200
653100001	(Flooring - Ceramic Tile Labor) Base Plan 6531		0	2551
653120610	(Flooring - Ceramic Tile Labor) Bedroom 5/Bath 4 ILO Bonus Room	Add bedroom w/WIC and full bath w/cultured marble surrounds, med cabinet, towel bar and standard bath fixtures. Add 2680 door to bedroom and 2480 doors to WIC and Bath. Revise windows, electrical and HVAC.		186
653120612	(Flooring - Ceramic Tile Labor) Bedroom 6/Bath 5 - Elev A & C	Add bedroom over garage w/WIC and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add windows, revise electrical and HVAC. ELEVATION A & C ONLY.		186
653120613	(Flooring - Ceramic Tile Labor) Bedroom 6/Bath 5 - Elev B	Add bedroom over Garage w/WIC and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add windows, revise electrical and HVAC. ELEVATION B ONLY.		186

Initial: SiM

Page 12.8 of 12.19

Exhibit 10.10 - Page - 19

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653123600	(Flooring - Ceramic Tile Labor) Wet Bar at Family Room	ILO Storage Room, add Wet Bar with base level granite slab, Kohler K6584 white undermount entertainment sink and Delta 190 chrome faucet. Includes cabinets with 50 bottle wine rack, 3 can lights w/switch and undermount sink labor. Ceramic tile flooring.		161
653127610	(Flooring - Ceramic Tile Labor) Family Room Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.		300
653127615	(Flooring - Ceramic Tile Labor) Living Room Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Flash and Finish. Includes gas stub out and recessed eyeball light w/switch and 110Vpower to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.		300
653200001	(Flooring - Ceramic Tile Labor) Base Plan 6532	0		2151
653217600	(Flooring - Ceramic Tile Labor) Basement	Deletes Teen Room and adds Basement w/Bedroom 6 and 7, full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures, sump and 2.5 ton heat pump. Wall-mounted stained maple rail at Stairs and 1 phone, 1 TV outlet at Game Room. Enlarge Bedroom 2 and Master WIC. Revise closet bi-pass door size. Add 3050SH at Bedroom 2 and (2) 2450SH at stairwell. NOT AVAILABLE W/OPTIONAL DEN OR BEDROOM 4.□		120

Initial: SCM

Page 12.9 of 12.19

Exhibit 10.10 - Page - 20

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653217610	(Flooring - Ceramic Tile Labor) Basement with Expanded Teen Room	Delete Bedroom 2 and closet, expand Teen Room and Master WIC. Add Basement w/Bedroom 6 & 7, full bath w/cultured marble surrounds, towel bar, med cab and standard bath fixtures, sump and 2.5 ton heat pump. Wall-mounted stained maple rail at Stairs and 1 phone, 1 TV outlet at Game Room. Add 3050SH at Bedroom 2 and (2) 2450SH at Stairwell. NOT AVAILABLE W/OPTIONAL DEN OR BEDROOM 4.□		120
653218601	(Flooring - Ceramic Tile Labor) Carriage House over 2car Garage - Ele	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION A ONLY. NOT AVAILABLE WITH CASITA.□		182
653218602	(Flooring - Ceramic Tile Labor) Carriage House over 2car Garage - Ele	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION B ONLY. NOT AVAILABLE WITH CASITA.□		182

Initial: JCM

Page 12.10 of 12.19

Exhibit 10.10 - Page - 21

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653218603	(Flooring - Ceramic Tile Labor) Carriage House over 2car Garage - Ele	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION B ONLY. NOT AVAILABLE WITH CASITA.□		182
653218611	(Flooring - Ceramic Tile Labor) Carriage House - Elev A w/Casita	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION A ONLY. MUST PURCHASE CASITA.□		182
653218612	(Flooring - Ceramic Tile Labor) Carriage House - Elev B w/Casita	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab. towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION B ONLY. MUST PURCHASE CASITA.		182

Initial: SM

Page 12.11 of 12.19

Exhibit 10.10 - Page - 22

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653218613	(Flooring - Ceramic Tile Labor) Carriage House - Elev C w/Casita	Add Game Room, Bedroom 5 and Bath 4 with cultured marble surrounds, med cab, towel bar and standard plumbing fixtures. Add Eagle 2880 metal clad/wood TL one lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Add 2.5 ton heat pump. Exterior stairs to receive 3 coat Elastomeric deck coating covered by ceramic tile risers and treads and wall-mounted iron handrail. ELEVATION C ONLY. MUST PURCHASE CASITA.	182
653219601	(Flooring - Ceramic Tile Labor) Casita ILO Single Car Garage - Elev A	Delete single car Garage and 1 pair of shutters and add Casita w/ WIC, full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds windows to Courtyard, 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION A ONLY.□	92
653219602	(Flooring - Ceramic Tile Labor) Casita ILO Single Car Garage - Elev B	Revise front windows, veneer and awning. Delete single car Garage and add Casita w/ WIC, full bath w/ cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds windows to Courtyard, 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION B ONLY.□	92

Initial: SCM

Page 12.12 of 12.19

Exhibit 10.10 - Page - 23

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653219603	(Flooring - Ceramic Tile Labor) Casita ILO Single Car Garage - Elev C	Delete single car Garage and add Casita w/ WIC, full bath w/ cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds windows to Courtyard, 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION C ONLY.□		92
653219610	(Flooring - Ceramic Tile Labor) Casita	Adds Casita next to Garage w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. □		92
653225622	(Flooring - Ceramic Tile Labor) Bath 5 in Basement ILO Storage	Adds full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. MUST PURCHASE OPTIONAL BASEMENT		92
653227610	(Flooring - Ceramic Tile Labor) Family Room Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Flash and Finish. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.		300
653261006	(Flooring - Ceramic Tile Labor) Tile Dry off Area and Shower Seat	At Master Shower. MUST PURCHASE TILE MATERIAL SEPARATELY. MUST PURCHASE TILE MASTER BATH OPTION.		375
653300001	(Flooring - Ceramic Tile Labor) Base Plan 6533		0	1900

Initial: *[handwritten initials]*

Page 12.13 of 12.19

Exhibit 10.10 - Page - 24

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653317601	(Flooring - Ceramic Tile Labor) Basement	Delete Bedroom 4 and Bath 3, add Powder Room, WIC at Bedroom 3 and Storage at Stairs, Basement w/Bedroom 6 and 7 and full bath w/cultured marble surrounds, towel bar, med cab and standard bath fixtures, sump and 2.5 ton heat pump. Wall-mounted stained maple rail at Stairs, and 1 phone, 1 TV outlet at Game Room.□		74
653317611	(Flooring - Ceramic Tile Labor) Basement w/Bath 5 at Bedroom 3	Delete Bedroom 4 and Bath 3, add Powder Room, WIC at Bedroom 3, Basement w/Bedroom 6 and 7 and full bath w/cultured marble surrounds, towel bar, med cab and standard bath fixtures, sump and 2.5 ton heat pump. Wall-mounted stained maple rail at Stairs, and 1 phone, 1 TV outlet at Game Room. Add full bath at Bedroom 3 with standard fixtures and accessories, delete door to Bath 3 from Bedroom 3.□		166
653319611	(Flooring - Ceramic Tile Labor) Casita - Elevation A	Adds Casita w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION A ONLY.□		92
653319612	(Flooring - Ceramic Tile Labor) Casita - Elevation B	Delete awning and revise stone veneer. Adds Casita w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION B ONLY.□		92

Initial: SLM

Page 12.14 of 12.19

Exhibit 10.10 - Page - 25

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653319613	(Flooring - Ceramic Tile Labor) Casita - Elevation C	Adds Casita w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 3080 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. ELEVATION C ONLY.□	92
653320630	(Flooring - Ceramic Tile Labor) Bedroom 5/Bath 4 ILO Bonus Room	Add bedroom w/WIC and full bath w/cultured marble surrounds, med cabinet, towel bar and standard bath fixtures. Add 2680 door to bedroom and 2480 doors to WIC and Bath. Delete Bedroom 2 WIC and add closet w/5080 bi-pass doors. Revise windows, electrical and HVAC.□	92
653327610	(Flooring - Ceramic Tile Labor) Family Room Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.	300
653327615	(Flooring - Ceramic Tile Labor) Living Room Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Flash and Finish. Includes gas stub out and recessed eyeball light w/switch and 110Vpower to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.	300
653361005	(Flooring - Ceramic Tile Labor) Tile Seat at Master Shower	MUST PURCHASE TILE MATERIAL SEPARATELY. MUST PURCHASE TILE MASTER BATH OPTION.	375
653500001	(Flooring - Ceramic Tile Labor) Base Plan 6535	0	2703
653520650	(Flooring - Ceramic Tile Labor) Bedroom 6/Bath 5	Add bedroom over 2 car Garage w/WIC and full bath w/cultured marble surrounds, med cab, towel bar and standard bath fixtures. Add stairs adjacent to garage w/wall-mounted maple stair rail and Storage Room underneath. Increase A/C tonnage.	162

Initial: SiM

Page 12.15 of 12.19

Exhibit 10.10 - Page - 26

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653527610	(Flooring - Ceramic Tile Labor) Family Room Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Flash and Finish. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.	300
653527640	(Flooring - Ceramic Tile Labor) Master Bedroom Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Flash and Finish. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.	300
653561005	(Flooring - Ceramic Tile Labor) Tile Seat at Master Shower	MUST PURCHASE TILE MATERIAL SEPARATELY. MUST PURCHASE TILE MASTER BATH OPTION.	375
653600001	(Flooring - Ceramic Tile Labor) Base Plan 6536	0	1976
653617600	(Flooring - Ceramic Tile Labor) Basement	Add stairs at Flex Room and Basement with Bedrooms 4 and 5, full bath with cultured marble surrounds, med cab, towel bar and standard bath fixtures, sump and 2.5 ton heat pump. Wall mounted stained maple rail at Stairs and 1 phone, 1 TV at Game Room.	184
653619600	(Flooring - Ceramic Tile Labor) Casita ILO Single Car Garage	Adds Casita w/ WIC, full bath and cultured marble surrounds, med cab, towel bar and standard bath fixtures. Eagle 2680 metal clad/wood TL 1 lite French door, coffee bean in color w/Capri triple-locking hardware (any finish). Adds 2 ton heat pump, 1 phone and 1 TV outlet. □	64
653625623	(Flooring - Ceramic Tile Labor) Bath 4 in Basement at Bedroom 12	Adds full bath with cultured marble surrounds, med cab, towel bar and standard bath fixtures. MUST PURCHASE OPTIONAL BASEMENT.	92

Initial: SCM

Page 12.16 of 12.19

Exhibit 10.10 - Page - 27

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

653627611	(Flooring - Ceramic Tile Labor) Family Room Fireplace	Direct vent 2-sided see through fireplace w/log kit, tile surrounds and flat tile hearths. Flash and Finish. Includes gas stub out and (2) recessed eyeball lights w/switches and 110V power to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.		300
653627640	(Flooring - Ceramic Tile Labor) Master Bedroom Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.		300
653700001	(Flooring - Ceramic Tile Labor) Base Plan 6537		0	2192
653727610	(Flooring - Ceramic Tile Labor) Family Room Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Flash and Finish. Includes gas stub out and recessed eyeball light w/switch and 110V power to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.		300
653727615	(Flooring - Ceramic Tile Labor) Living Room Fireplace	Direct vent fireplace w/log kit, tile surround and flat hearth. Flash and Finish. Includes gas stub out and recessed eyeball light w/switch and 110Vpower to fireplace for hookup of optional fan kit. TILE MATERIAL PURCHASED SEPARATELY.		300
653761006	(Flooring - Ceramic Tile Labor) Tile Dry off Area and Shower Seat	At Master Shower. MUST PURCHASE TILE MATERIAL SEPARATELY. MUST PURCHASE TILE MASTER BATH OPTION.		375
999976100	(Flooring - Ceramic Tile Labor) Precast Fireplace Surround - Paint Gra	Sierra Concrete Design. Choice of: Cannes I, St. Regis, Mission or Provence ILO tile surround. PLEASE SPECIFY STYLE. MUST PURCHASE OPTIONAL FIREPLACE.		300

Initial: [signature]

Page 12.17 of 12.19

Exhibit 10.10 - Page - 28

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

999976110	(Flooring - Ceramic Tile Labor) Precast Fireplace Surround - Natural	Choice of: Cannes I, St. Regis, Mission or Provence styles in Natural, Limestone, Sandstone or Carmel finishes ILO tile surround. PLEASE SPECIFY STYLE AND FINISH. MUST PURCHASE OPTIONAL FIREPLACE.	300
999976120	(Flooring - Ceramic Tile Labor) Precast Fireplace Surround - Biltmore	Sierra Concrete Design Biltmore 44 Paint Grade ILO tile surround. MUST PURCHASE OPTIONAL FIREPLACE.	300
999976130	(Flooring - Ceramic Tile Labor) Precast Fireplace Surround-Biltmore Na	Sierra Concrete Design Biltmore 44 Natural in Limestone, Sandstone or Carmel finishes ILO tile surround. PLEASE SPECIFY FINISH. MUST PURCHASE OPTIONAL FIREPLACE.	300
999976500	(Flooring - Ceramic Tile Labor) Fireplace Surround - Stone w/Wood Mant	Stone Veneer surround with Worthington 8" deep x 4" high wood mantle, stained Mocha or Cashmere ILO tile surround. PLEASE SPECIFY STAIN. MUST PURCHASE OPTIONAL FIREPLACE.	300
Accepted:	Flynn's Floor Covering		
By:	[signature]	Date:	12/12/07
Printed Name:	Steve Miller		
Title:	GM		
Address:	4738 Ingram		
	Mesa 85205		
Phone:	480-464-5000		
Fax:	480-464-2104		

Initial: SM

Page 12.18 of 12.19

Exhibit 10.10 - Page - 29

Mark Hancock Development Corporation
6607 N. Scottsdale Road
Scottsdale, AZ 85250
Office: 480-367-4300 Fax: 480-367-4350

Base Contract and Option Pricing

Accepted:	Mark Hancock Development		
By:	[signature]	Date:	12/12/07
Printed Name:	Aaron Shrock		
Title:	Director of Procurement		
Address:	6607 N. Scottsdale Road, Suite H100		
	Scottsdale, AZ 85250		
Phone:	(480) 367-4300		
Fax:	(480) 367-4354		

Initial: ______

Page 12.19 of 12.19

Exhibit 10.10 - Page - 30

ADDENDUM "C"

INSURANCE REQUIREMENTS

Trade Contractor agrees to secure and maintain, during performance of said work and at its own expense, insurances of the types and in the amounts described below:

1. Worker's Compensation insurance as required by the laws of the state in which the work site is located, from an insurance carrier rated A- VII or better by A.M. Best, with minimum Employer's Liability and occupational disease limits of One Million Dollars ($1,000,000.00) Each Accident, One Million Dollars ($1,000,000.00) Disease-Policy Limit, One Million Dollars ($1,000,000.00) Disease-Each Employee to cover all employees engaged in such work.

Waiver of Subrogation against Mark Hancock Development Corporation and
Camelot Homes, Inc. and their respective directors, officers, partners, members, managers, employees and agents.

2. Commercial Automobile Liability insurance for all owned, non-owned, and hired vehicles from an insurance carrier rated A- VII or better by A.M. Best, with limits of not less than One Million Dollars ($1,000,000.00) bodily injury and property damage per occurrence on a combined single limit basis.

Owner, Contractor (Mark Hancock Development Corp.), and Seller (Camelot Homes, Inc.), and their respective parent and subsidiary entities and all of their respective directors, officers, partners, members, managers, employees and agents shall be included as an additional insured under the Trade Contractor's Auto Liability Policy.

Waiver of Subrogation against Mark Hancock Development Corporation and Camelot Homes, Inc. and their respective directors, officers, partners, members, managers, employees and agents.

3. Commercial General Liability (CGL) coverage from an insurance carrier rated A-VII or better- limits (not less than One ($1,000,000.00) combined single limit each occurrence; Two Million Dollars ($2,000,000.00) general aggregate; Two Million Dollars ($2,000,000.00) products/completed operations aggregate.

(a) CGL Insurance shall be written on IS0 occurrence form CG 00 01 10 93 (or a substitute providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) and this Subcontract including, but not limited to, any indemnity provisions.

Exhibit 10.10 - Page - 31

(b) Owner, Contractor, Seller, as identified above, and their respective parent and subsidiary entities and all of their respective directors, officers, partners, members, managers, employees and agents shall be included as an additional insured under Trade Contractor's CGL, using IS0 additional insured endorsement CG 20 10 10 93 (or a substitute providing equivalent coverage). Such Trade Contractor's insurance shall be endorsed as primary coverage with respect to any other insurance which may be carried by Contractor. It is expressly agreed that any other insurance covering Owner, Contractor and Seller shall be excess over and non-contributing with Trade Contractor's CGL.

(c) There shall be no endorsement or modification of the CGL limiting the scope of coverage for liability arising from pollution, explosion, collapse, subsidence, expansive soils, underground property damage, or employment- related practices.

(d) Waiver of Subrogation against Mark Hancock Development Corporation and Camelot Homes, Inc. and their respective directors, officers, partners, members, managers, employees and agents.

4.
 Trade Contractor shall maintain CGL and, if necessary, commercial umbrella liability insurance with limits and coverage as mandated by Section 3 above for at least nine (9) years following substantial completion of the work.

5.
In addition to the CGL, Trade Contractor shall obtain an Endorsement on each of the above-stated insurance policies, except for WC, naming Owner, Contractor (Mark Hancock Development Corp.), and Seller (Camelot Homes, Inc.) as additional insured.

6.
Original Certificates and Endorsements affording evidence of the above requirements must be delivered to Contractor prior to commencement of performance under this Contract. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Contractor by Trade Contractor pursuant to this Contract. If the Trade Contractor fails to secure the insurance required herein, Contractor may withhold progress payments or retention amounts otherwise due to the Trade Contractor until an appropriate  original Certificate of Insurance and Endorsement has been furnished to the Contractor or, after the receipt of any notice of cancellation, until the withdrawal of the notice of cancellation or reinstatement of the cancelled policy.

7.
Trade Contractor waives all claims and rights against Owner, Contractor and Seller and their respective parent and subsidiary entities and all of their respective directors, officers, partners, members, managers, employees and agents for recovery of damages of any kind, including litigation expenses and attorneys’ fees and cause all of its insurers to waive their  rights of subrogation against Owner, Contractor and Seller and their respective parent and subsidiary entities and all of heir respective directors, officers, partners, members, managers, employees and agents.

Exhibit 10.10 - Page - 32

8.
All insurance policies, endorsements, and Certificates of In and must provide a thirty (30) day prior notice of cancellation to Contractor in event of cancellation or reduction in coverage (10 days for notice of non-payment of premium). In the event the coverage evidenced by such Certificate is canceled or reduced, Trade Contractor shall procure and furnish to the Contractor before the effective date of such cancellation, new endorsements and Certificates of Insurance conforming to the above requirements.

9.
All insurance policies, endorsements and Certificates of Insurance shall be in a form, and must be issued by an insurance company with a rating of A- VII or greater and authorized to write insurance policies in the State of Arizona.

10.	This insurance shall not be invalidated should the named insured waive in writing, prior to a loss, any right of recovery against any party for loss occurring to the property described.

11.
By requiring insurance herein, Contractor does not represent that coverage and limits will necessarily be adequate to protect Trade Contractor and such coverage and limits shall not be deemed as a limitation on Trade Contractor's liability under the indemnities granted to Contractor in this Contract.

12.
In the event that Trade Contractor shall employ the services of a subcontractor, Trade Contractor shall require each subcontractor to enter into a written contract containing provisions similar to those set forth in this Addendum1 in favor of Contractor.

Exhibit 10.10 - Page - 33

ADDENDUM "D

ARBITRATION ADDENDUM

TRADE CONTRACTOR: FLYNNS FLOOR COVERING, INC.
DATE OF AGREEMENT: November 27, 2007
SUBDIVISION: BLACKSTONE AT VISTANCIA

This Arbitration Addendum sets forth how the parties will resolve disputes that arise before and after the close of escrow of the related property to a homebuyer.

If the parties cannot resolve any Dispute that arises before the close of escrow, the parties agree to resolve the Dispute by arbitration in Maricopa County, Arizona. A "Dispute" includes any action, claim, or controversy of any kind, whether based upon contract, tort, statutory or common law, equity, or otherwise, that in any way pertains to the Contract to which this Addendum is attached, any Work performed pursuant to this Agreement or any related agreements, papers, documents, or instruments (the "Agreements").

This arbitration shall be governed by a three (3) arbitrator panel.

Each party shall, in good faith, appoint an arbitrator within ten (10) days after receipt of a written demand for arbitration. Those two preferred arbitrators will then meet, confer, and appoint a separate individual to serve as the third arbitrator. Any arbitrator appointed shall be either a former judge of the Superior Court or higher court in Arizona, or a practicing attorney with at least 10years experience in real estate law in the State of Arizona. The fees of the arbitrators (including administrative fees, costs, and arbitrator compensation) shall initially be paid and shared equally (112 and 112) between the parties, but the prevailing party shall be awarded its share of the arbitrators' fees against the other party. The arbitrators shall conduct all proceedings according to Arizona's version of the Uniform Arbitration Act (the "Act") and rules generally accepted in the industry, to the extent such rules are not inconsistent with the Act or the provisions of this Addendum. The Uniform Rules of Procedure for Arbitration shall not apply.

The parties may conduct discovery upon mutual consent or after motion to, and by order of, the arbitrators. At a minimum. Each party shall prepare disclosure statements setting forth the legal theories and factual bases for each claim or defense, listing all witnesses and exhibits, and providing a computation and the measure of damage alleged by the disclosing party. Each disclosure statement shall be made in writing, under oath, signed by the party making the disclosure, and delivered to the other party. All disclosure statements shall be exchanged, and all discovery completed, at least 15days prior to the arbitration hearing. Before my arbitration takes place, the parties agree that upon the request of either party, they will have the arbitrators conduct a "preliminary" hearing (i.e., a separate proceeding prior to the actual arbitration), at which evidence and testimony may be presented and legal briefs may be submitted, including briefs setting forth the applicable statutory or common law methods of measuring damages pertaining to the Dispute. The arbitrators may grant summary judgment if they determine no issue of fact exists as to a claim.

To the extent not decided by summary judgment, the Dispute shall be heard within 60 days after the parties select the arbitrators. The arbitrators shall render their decision in writing, specifying the factual and legal basis for the decision, within thirty (30) days after the conclusion of the arbitration hearing. Upon stipulation of the parties, or upon a showing of good cause by either party, the arbitrators may lengthen or shorten the time periods set forth herein for completing discovery, conducting the hearing, or rendering a decision. The arbitrators shall resolve all Disputes in accordance with the applicable substantive law and shall ward attorneys' fees and costs (including arbitration fees) to the prevailing party. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this Arbitration Addendum. Except as provided below, the decision of the arbitrators shall be final and binding upon all parties. Judgment to enforce the arbitrators' decision, whether for legal or equitable relief, may be entered in the Superior Court of Maricopa County, Arizona, and the parties hereto expressly and irrevocably consent to the jurisdiction of such Court for such purpose. For purposes of this Agreement and Arbitration Addendum, a complaining party is considered the prevailing party should complainant recover seventy-five percent (75%) or more of the amount in damages claimed, exclusive of any attorneys' fees and arbitration costs that may be awarded as provided for in this Addendum. Responding party shall be considered the prevailing party should the complaining party be awarded less than seventy-five percent (75%) of complainant's claimed damages. In addition to and notwithstanding the above paragraph, if any party makes a written offer to resolve or settle the matter 15 or more calendar days before any scheduled arbitration, and offering party receives an arbitration award that is as or more favorable to offer or as the offer, the offering party shall be considered the prevailing party for purposes of this Addendum

Exhibit 10.10 - Page - 34

The decision of the arbitrators shall be hal, binding, conclusive, and non-appealable, except in the following instance: if the arbitrators fail or are alleged to have failed to properly apply the applicable law to the facts of the Dispute, a party may appeal the legal (but not the factual) aspects of the decision to a 3-member panel of arbitrators. The appealing party shall pay all fees and costs of such panel. If the appealing party does not prevail, it will pay the other party's attorneys' fees and costs incurred in responding to the appeal. No provision of, nor the exercise of any rights under, this Arbitration Addendum shall limit the right of any party to exercise its legal self-help remedies or obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver £ram a court having jurisdiction. Such rights can be exercised at any time, except to the extent such action is contrary to a final award or decision in any arbitration proceeding.

The provisions of this Arbitration Addendum, whether the Dispute arises before or after close of escrow, shall survive any termination, amendment, or expiration of the Agreements. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties, or as required by applicable law or regulation.

Exhibit 10.10 - Page - 35

ADDENDUM "E"

OSHA REGULATIONS AND MSDS

The trade contractor warrants that it is in full compliance with the terms and provisions of the STATE OF ARIZONA, OSHA Safety and Health Standards for the Construction Industry (29 CFR Part 1926). All MSDS used by trade contractor shall be maintained and kept in possession at the Contractor's jobsite by the trade contractor and will be available immediately upon request.

Should trade contractor be found liable for a violation of OSHA Regulations, which such violation is directly attributable to the conduct of trade contractor or its agents or employees, trade contractor agrees to indemnify Contractor of and from any such liability, including penalties and reasonable attorney's fees, incurred in connection therewith.

Steve Miller, GM of Flynn's
(Name) (Title)

(hereinafter referred to as trade contractor) duly sworn, states on his/her oath as follows:

1. He/She is the GM of trade contractor.
   (Title)
2. That trade contractor maintains a training program as required by OSHA Regulations.
3. That all employees of trade contractor receive such training and understand how to read Material Safety Data Sheet and container labels and follow the necessary precautions when working with hazardous products, including the use of protective equipment and/or apparel.
4. That all employees of trade contractor know where emergency numbers and communications systems are and the location of medical, fire and other emergency supplies on the jobsite.
5. That all employees of trade contractor know who their designated competent person is on the jobsite will be in case of emergency.
6. That trade contractor supplies MSDS training for Contractor and other trade contractor employees if any hazardous materials are used that employees other than the trade contractor may come into contact with.
7. That trade contractor will correct any OSHA violations observed by Contractor the same day a verbal notification is made.
8. That trade contractor will reimburse Contractor for all time and material used by the Contractor to correct the OSHA violation due to same-day non-performance of the trade contractor.

CONTRACTOR:
Mark Hancock Development Corporation

By: [signature]
Name: [signature]
(Signature)
Its: V. of. P.
Date: 12/12/07

TRADE CONTRACTOR:
FLYNNS FLOOR COVERING, INC.

By: Steve Miller
Name: [signature]
(Signature)
Its: GM
Date: 12/12/07

H:\SHARED\Procurement\Master Contracts with lots per Community\1 MHDC Master Trade Agmt Vistancia - TK 10.01.07.DOC
Page 23 of 25

Exhibit 10.10 - Page - 36

Exhibit 10.10 - Page - 37

SECTION 3: CHANGE ORDERS

3.1 Contractor hereby reserves its right to require changes in, deviations fiom, additions to, and omissions fiom the Work herein contracted, and the Contract Price shall be adjusted accordingly. Before proceeding with any change, deviation, additions or omission, the Trade Contractor shall fust obtain written authorization from the Contractor, which authorization will state the amount by which the Contract Price will he adjusted, if any. In the event any changes are made in said Work, neither cost nor credit shall he allowed Trade Coutractor on the Contract Price unless the additional costs or credit are mutually agreed upon in writing by Contractor and Trade Contractor prior to the commencement by Trade Contractor of work on such changes.

SECTION 4: CONTRACT PRICE; MEASUREMENT AND PAYMENT TERMS

4.1
In consideration for the full and faithful performance of its Work, Contractor agrees to pay Trade Contractor the sum set forth in the payment schedule attached hereto as Addendum "A"(hereinafter "Contract Price") in accordance therewith. Said sums shall be paid in current funds, subject to additions and deductions for changes as set forth herein.

4.2
Payments shall be made in compliance with A.R.S. 5 32-1129. It is understood and agreed that the Contract Price shall not be increased or decreased except in accordance with the provisions of this Agreement, and excepting those increases in the Contract Price made pursuant to the provisions of this Agreement, Trade Contractor shall be liable for and indemnify and hold Contractor 6ee and harmless from all other increases in the cost of the Work to be performed by Trade Contractor.

4.3
In order to receive payment, Trade Contractor shall submit to the Contractor's office on or before the date designated by Contractor, an invoice, covering the value of the Work completed to the satisfaction of the Contractor during the current pay period. If said invoice is not timely delivered by the Trade Contractor on the form provided or as specified herein, payment will be withheld until such time as Trade Contractor submits its executed invoice in compliance with this Agreement.

4.4
At the time of submission of the invoice, the Trade Contractor shall furnish the Contractor with fully executed Conditional Waivers and Releases on Progress Payments, similar to that attached hereto as Attachment B-1, from itself and each of its material suppliers, Trade Contractors, itself, and creditors as per the Arizona Revised Statutes which filed and sewed Preliminary Twenty-Day Notice. If Trade Contractor is receiving more than one payment under this Agreement, Trade Contractor shall additionally furnish the Contractor with fully executed Unconditional Waivers and Releases on Progress Payments from the foregoing individuals or entities, similar to that attached hereto as Attachment B-2, in a cumulative amount equal to the payment(s) previously received. If Unconditional Waivers cannot be provided, joint checks will be issued.

4.5
At the time of submission of the final invoice, the Trade Contractor shall furnish the Contractor with fully executed Conditional Waivers and Releases of Lien on Final Payments, similar to Attachment B-3, from its material suppliers, Trade Contractors, itself, and creditors as per the Arizona Revised Statutes which filed and served Preliminary Twenty-Day Notice. Within fifteen (15) days after receipt of final paymen4 Trade Contractor shall furnish the Contractor with fully executed Unconditional Waivers and Releases on Final Payment, similar to Attachment B-4, for the Work performed pursuant to this Agreement. If Unconditional Waivers are not timely received, Contractor may seek reimbursement of the final payment from Trade Contractor or withhold future payments due Trade Contractor from any source whatsoever, until such time as the Unconditional Waivers are received.

4.6
No payment shall be made from Contractor to Trade Contractor until such time as Trade Contractor has submitted to Contractor an executed copy of this Agreement, all certificates of insurances and endorsements required herein, and, if required, a list of all major suppliers and Trade Contractors.

4.7
In addition, Trade Contractor shall also submit to Contractor, if Contractor shall so require, any other documents including, but not limited to, payroll affidavits, invoices, bill, receipts and/or vouchers which verify that all indebtedness for the Labor and Materials used in performance of Work has been fully paid by Trade Contractor.

4.8
Provided that Trade Contractor is not in default under this Agreement, that Trade Contractor has complied with all of the provisions of this Section, and that Contractor approves the invoices and other documents submitted by Trade Contractor, Contractor agrees to pay Trade Contractor the amounts requested in the invoice on the next scheduled payment date.

Exhibit 10.10 - Page - 38

4.9           Contractor may decline to approve and certify an invoice or portion thereof for:

(a) Unsatisfactory job process;
(b) Defective construction work or materials;
(c) Disputed work or materials;
(d) Failure to comply with other material provisions of this Contract Agreement;
(e) Third party claims filed or reasonable evidence that a claim will be filed;
(f) Failure of Trade Contractor, or any of its Trade Contractors or suppliers, to make timely payment for labor, equipment or materials;
           (g) Damage to Contractor; and/or
(h) Reasonable evidence that the construction contract cannot be completed for the unpaid balance of Contract Agreement sum or a reasonable amount of retention.

4.10
Any payment made hereunder prior to total completion of Trade Contractor's Work and acceptance thereof by Contractor shall not be construed as evidence of acceptance of any part of said Work. All sums received by Trade Contractor from Contractor under this Agreement are received by Trade Contractor in trust for the express use and purpose of paying in full all Labor and Materials furnished to Trade Contractor in the performance of this Agreement. No title to any paymen4 or any part of it, shall vest in Trade Contractor or be used for any other purpose, until Trade Contractor has first paid in full all Labor and Materials furnished as of the date of the invoice to Trade Contractor by all persons who may have supplied Labor and/or Materials used in the Work described herein.

4.11
Trade Contractor shall furnish, if so requested, sworn affidavits listing all sub-Trade Contractors and suppliers from whom Trade Contractor has purchased or will purchase labor or materials to be used in the performance of the Work. In the event any such sub- Trade contractor or supplier files a lien on said property, Trade Contractor shall within five (5)d& of receipt of notice from Contractor cause the effect of any such lien to be removed from said property and any legal proceedings relating thereto to be dismissed. In the event Trade Contractor shall fail to do so, Contractor may take any action it may deem appropriate to cause any lien to be removed and/or action dismissed and the cost thereof, together with reasonable attorney's fees, shall be immediately due and payable to Contractor from Trade Contractor or taken from any and all funds due Trade Contractor from any source whatsoever.

4.12
The terms of payment herein shall not make it incumbent on the Contractor to make payments in an amount that would leave an insufficient balance to satisfy all obligations of the Trade Contractor for labor, equipment\ materials and otherwise, furnished or to be furnished by it under this Agreement.

4.13
Payment to Trade Contractor constitutes release of claims by Trade Contractor up to and including the period of time covered by such payment, unless the Contractor is notified of specific exceptions in writing, prior to payment.

4.14
In the event of a claim or disputed change order, or as otherwise deemed necessary by Contractor or Owner, Trade Contractor's financial records relating to said claim or disputed change order shall be available to Contractor for audit or review.

4.15	Contractor shall have no obligation or duty to pay any invoice submitted by Trade Contractor to Contractor more than six
(6) months after Trade Contractor has substantially completed the Work.

SECTION 5: COMMENCEMENT OF WORK, DEFAULT

5.1
Trade Contractor agrees to keep itself thoroughly informed as to the progress of the job, commence performance under this contract w ~five (5) days after notification by Contractor, diligently perform the Work without interruption and complete the Work covered by this Agreement according to the schedule established by Contractor.

5.2	The Project and Work schedules shall be kept and adjusted by the Contractor as reasonably necessary as set forth in Addendum A.

5.3
In the event the Trade Contractor fails to comply or becomes disabled from complying with the provisions herein as to the character or time of performance and defaults hereunder and said default is not corrected %thin twenty-four (24) hours after notice by the Contractor to the Trade Contractor, the Contractor may terminate this contract and, by contract or otherwise, without prejudice to any other right or remedy, take over and complete the Work at the expense of the Trade Contractor, or without taking over the Work, may furnish the necessary materials and equipment, and/or employ the labor necessary to remedy the situation at the expense of the Trade Contractor. If the Contractor takes over the work pursuant to this Section, it is specifically agreed that the Contractor may take possession of the premises and all materials, tools and equipment of the Trade Contractor at the site for the purpose of completing the Work covered by this Agreement. In the event the cost to Contractor of completing the Work exceeds the balance due on this contract, Trade Contractor shall pay the difference to the Contractor or the Contractor may obtain the difference from any and all funds due Trade Contractor from any source whatsoever.

5.4
If the Trade Contractor deems that surfaces or work to which its Work is to be applied or affixed is unsatisfactory or unsuitable, written notification of said condition shall be given to the Contractor, otherwise no consideration will be given to clainls for extra compensation or non-responsibility in connection therewith.

5.5
With parbcular regards to Section 18.20 of this Agreement, Trade Contractor agrees to provide every item and perfonn every operation necessary andlor properly incidental to comply with the Contractor's schedule.

SECTION 6: REMEDIES

Should the Trade Contractor at any time be adjudged bankrupt or become insolvent, refuse or neglect to supply a sufficient number of properly skilled workmen or a sufficient quantity of materials of proper quality, fail in any respect to prosecute the Work covered by this Agreement with promptness and diligence, or fail in the performance of any of the agreements herein contained or related hereto, the Contractor may at his option withhold payment to the Trade Contractor until there has been a compliance with the terms hereof and/or after one (1) business day notice to the Trade Contractor, provide for such labor and materials, and deduct the costs thereof from any funds then due or thereafter to become due to the Trade Contractor, to finish the Work; and in case of such termination of this Agreement by said Contractor, said Trade Contractor shall not be entitled to receive any further payment under this Agreement until said Work shall be wholly finished, at which time if the unpaid balance of the amount to he paid under this Agreement exceeds the expenses, including twenty percent (20%) overhead and profit incurred by the Contractor finishing the Work, such excess may be paid by the Contractor to the Trade Contractor but if such expenses shall exceed such unpaid balance, then the Trade Contractor shall pay the difference to the Contractor or the Contractor may withhold the difference from any and all funds due Trade Contractor from any source whatsoever.

Exhibit 10.10 - Page - 39

The expense incurred by the Contractor as herein provided, either for finishing materials or for finishing the work and any damages incurred by such default shall be chargeable to and paid by said Trade Contractor and the Contractor shall have a lien upon Trade Contractor's materials, tools and appliances and the right to take possession of aforesaid materials, tools and appliances, or any unpaid balance due Trade Contractor for any other work whatsoever to secure the payment thereof.

The Trade Contractor will cooperate with the Contractor and the Trade Contractors whose work might interface with the Trade Contractor's Work and will participate in the coordination of such interface as required, specifically, noting and advising the Contractor of any interference. The Contractor, however, will not be liable to the Trade Contractor for any delays in scheduling the work to be performed by the Trade Contractor, or any damages arising from such delays. Trade Contractor and Contractor agree that if the Trade Contractor fails to perform within the time specified on the progress schedule in use at the project site, that damages will occur to the Contractor but that such damages while capable of calculation are not capable of being specifically known at this time. Therefore, in lieu of proof of such damages, Trade Contractor and Contractor agree that a reasonable sum for damages (and not as penalty) is the sum of $250 per calendar day in excess of the time allocated for the Trade Contractor's Work and that such shall constitute liquidated damages agreed to. Liquidated damages shall not apply if a schedule is not specifically identified and set forth in Addendum A.

All rights and remedies of Contractor hereunder are cumulative and in addition to those at law or in equity, and the exercise of any one or more thereof by Contractor shall not be construed to constitute a waiver of any others. A waiver by Contractor of any breach or default on the part of the Trade Contractor shall not be construed to constitute a waiver of any other breach or default on the part of the Trade Contractor.

SECTION 7: CONTRACTOR'S LICENSE

7.1	Trade Contractor shall be licensed and regulated by the hzona Registrar of Contractors. Any questions concerning a contractor may be referred to the Registrar.

7.2
Trade Contractor shall maintain its contractor's license as required by law and shall keep itself fully informed of all Federal and State laws, City and County ordinance$ codes and regulations which affect those employed on the Project, the materials to be used, Registrar of Contractor's Minimum Workmanship Standards. Further, TradeContractor shall complete the work in strict accordance with such laws, ordinances, codes, standards and regulations. If the Contract Documents do not conform with the requirements of the above specified authorities, the requirements of such authorities shall prevail and the work shall be completed by Trade Contractor in conforn~ance with such requirements, and no additional compensation shall be allowed therefore, with the exception that Trade Contractor shall be reimbursed for any additional work resulting from any change in the law, ordinance, code or regulation, (excluding labor union agreements) formed or modified after the date of this Agreement.

Exhibit 10.10 - Page - 40

SECTION 8: WARRANTY

Trade Contractor warrants its Work against all resulting damages, deficiencies and defects in materials and/or workmanship and agrees to satisfy such warranty obligations for a period of two (2) years from the date of issuance of a Certificate of Occupancy Gom the applicable governmental entiiy without cost to the Owner or the Contractor. This warranty shall be in addtion to all other warranties of the Contractor and any and all obligations imposed by law.

SECTION 9: CORRECTION OF WORK

9.1
Upon written notice from the Contractor at any time prior to completion of the Work or during the warranty period described in Section 8 above, Trade Contractor agrees to repair and replace, at its sole cost and expense, any work or materials which may be defective to the acceptance and satisfaction of Contractor and any damage to property resulting from Trade Contractor's Work. in addition, during the warranty period and immediately following receipt of written notice from Contractor, Trade Contractor shall proceed with those repairs and replacements necessary to avoid further damage or loss of use of the Project premises or any part thereof resulting from the Work performed by Trade Contractor.

9.2	If Trade Contractor shall fail to commence the correction of such damages, defects and/or deficiencies within forty-eight
(48) hours of receipt of notice from Contractor, Contractor may without further notice provide the labor and materials necessary to correct said damages, defects and/or deficiencies and Contractor may deduct the cost thereof £ram any payment then or thereafter due Trade Contractor from any source whatsoever. In the event there are not sufficient funds to satisfy such deduction, Trade Contractor shall reimburse Contractor for such cost immediately upon receipt of written demand from Contractor, together with interest thereon at the rate of eighteen percent (18%) per annum, until paid.

SECTION 10: DAMAGE TO EQUIPMENT ANDMATEUS

10.1
Trade Contractor shall protect from damage, loss or theft all materials and equipment of others used by it in the pedomce of the Work Any such equipment or materials damaged, lost or stolen shall be replaced at Trade Contractor's sole expense. Trade Contractor shall use reasonable care to protect from damage the equipment, materials and work of Contractor or other Trade Con-ctors and shall repair or replace upon demand any such equipment, material or work damaged by the negligence or willful misconduct of Trade Contractor or any agent, employee or Trade Contractor of Trade Contractor. Trade Contractor shall defend, indemnify, and hold harmless Contractor from and against any and all claims, losses, damages, judgments, liabilities, expenses, costs and fees arising out of or relating to the use of materials and equipment of others, including Contractor, by Trade Contractor or any of its employees, aggts or independent contractors.

10.2
Should any construction equipment and/or material, regardless of ownership or possession, be involved in an occurrence, it will be the right and duty of the Contractor to collect and store aU such equipment or material in a safe and secure place for no more than seven (7)days after which the equipment and/or material will be formally released by the Contractor's claims adjustment personnel representing the Contractor's insurer.

SECTION 11: INDEMNIFICATION

11.1
Trade Contractor shall indemnify, defend and save Contractor harmless from and against any and all claims, debts, demands, damages (including direct, liquidated, consequential, incidental, or other damages), judgments, awards, losses, liabilities, interest, attorney's fees, costs, and expenses of whatsoever kind or nature at any time arising out of any failure of Trade Contractor to perform any of the terms and conditions of this Contract or which are in any manner directly or indirectly caused or occasioned by, or contributed to, by any act, omission, fault or negligence, whether active or passive, of Trade Contractor or anyone acting under his diction or control, or on his behalf in connection with or incident to work, even though the same may have resulted from the joint, concurring or contributory act, omission or negl~gence whether active or passive, of Contractor, Owner or any other person, unless the same be caused by the sole negligence or willful misconduct of Contractor, or Contractor's agents, servants or independent contractors who are directly responsible to Contractor. Without limiting the generality of the foregoing, the same shall include injury or death to any person or persons, including agents and employees of Contractor, Owner andTrade Contractor, and damage to any property of Contractor, Owner and Trade Contractor, and shall extend to any similar obligations of Contractor undertaken by it under the General Contract with respect to the Work hereunder. Trade Contractor will on request and at his expense defend any action, suit or proceeding arising hereunder and shall reimburse and pay Conkactor for any loss, cost, damage or expense (including legal fees) suffered by it hereunder.

Exhibit 10.10 - Page - 41

11.2
In the event that Trade Contractor shall fail to pay on demand any amounts claimed to be owed by Trade Contractor to Contractor as a result of the indemnification provisions contained herein, Contractor may setoff the amounts so owed by Trade Conkactor against any amounts owed by Contractor to Trade Contractor, from any source whatsoever, whether as progress payments, final payment or otherwise.

11.3
In the event that Trade Contractor shall employ the services of a sub-Trade Contractor, Trade Contractor sllall require each sub-Trade Contractor to enter into a written agreement containing provisions similar to those set forth in Sections 8,11 and 12 in favor of Contractor to the fullest extent permitted by law.

SECTION 12: INSURANCE

12.1	Trade Contractor aprees to secure and maintain, at its own expense, insurance of the types and in the amounts as set forth in the Insurance Addendum attached hereto as Addendum "C".

12.2
By requiring insurance herein, Contractor does not represent that coverage and limits will necessarily be adequate to protect Contractor and such coverase and hits shall not be deemed as a limitation on Contractor's liability under the indemnities pranted to Contractor in this Agreement.

12.3
Trade Contractor shall obtain an endorsement providing that any and all insurance coverage as is afforded under Trade Contractor's Commercial General Liability policy and naming Contractor as an additional insured shall be primary insurance as respects Contractor and that any other insurance maintained by Contractor shall be excess and non-contributing with the insurance required under this Section and Addendum "C".

12.4	NO ENDORSEMENT !JMTING OR EXCLUDING A REQUIRED COVERAGE IS PERMIT'I'EJl

12.5
In the went that Trade Contractor shall employ the services of a sub-Trade Contractor, Trade Contractor shall require each sub-Trade Contractor to enter into a written agreement containing provisions similar to those set forth in tbis Section and the Insurance Addendum in favor of Contractor including, but not limited to, naming Contractor as an additional insured on the sub-Trade Contractor's required insurance policies.

SECTION 13: PERFORMANCE BOND AND PAYMENT BOND

Contractor shall have the right to require Trade Contractor to fiunish bonds covering the faithful performance of this Agreement and the payment of all obligations arising hereunder. Any such bond shall be issued by a bonding company acceptable to Contractor and Contractor's insurance and insurance consultanis. The premium for bonds shall be included in the ~rade" Contractor's price for the Work and shall be paid for by Trade Contractor as additional money in Trade Contractor Price..

SECTION 14: TERMINATION

In addition lo the right of Contractor to terminate this Agreement upon a default by Trade Contractor as provided in Section 5 above, Contractor may terminate this Agreement and take possession of the site and all materials, equipment, tools, construction equipment and machmery owned by Trade Contractor, and may f~sh the work by whatever method Contractor may deem appropriate, in the event that Trade Contractor shall be adjudged and bankrupt, or if Trade Contractor shall make a general assignment for the benefit ofits creditors, or if a receiver is appointed by reason of the insolvency of Trade Contractor, or ifTrade Contractor shall persistently or repeatedly refuse or fail, except in case for which extension of time is provided by Contractor, to supply enough properly skilled workmen or proper materials, or if Trade Contractor fails to make prompt payments to its sub- Trade contractors or for materials or labor, or persistently disregards laws, ordinances, rules, regulations or order of any public guilty of a substantial violation of a provision of this Agreement or any of the

Exhibit 10.10 - Page - 42

Contract Documents. Upon completion of the Work, all tools, equipment and unused materials shall be returned to Trade Contractor.

SECTION 15: INDEPENDENT CONTRACTOR

Trade Contractor warrants that it is an Independent Contractor within the purview of the Internal Revenue Code, Federal Social Security Act, and any and all other applicable State or Local laws, ordinances, rules and regulations, and is solely responsible for all payroll taxes, deductions, withholdings and contributions required by such laws, ordinances, rules and regulations. Trade Contractor hereby releases and holds Contractor harmless from any and all claims, demands and losses resulting therefrom.

SECTION 16: DISPUTE RESOLUTION

16.1	Any dispute or claim between Contractor and Trade Contractor shall be subject and resolved pursuant to the Arbitration Addendum anached hereto as Addendum "D and incorporated herein by this reference.

16.2	Trade Contractor hereby waives it right to a jury trial.

SECTION 17: STORM WATER COMPLLWCE; ENVLRONMENTAL COMPLIANCE

Trade Contractor shall comply with Contractor's Storm Water Pollution Prevention Plan ("SWPPP"), all applicable storm water permits ("SW Permits"), and Contractor's Storm Water Compliance Guidelmes ("SW Guidelines"). Trade Contractor shall implement the Best Management Practices set forth in the SWPPP for any and all work that it performs on the jobsite. A copy of the SWPPP, Permits, and Guidelines are available at Contractor's construction office. Contractor shall be entitled to recover 6om Trade Contractor all fines, fees, expenses, and other penalties assessed by any governmental body due to Trade Contractor's violation of the SWPPP, Permits, Guidelines, or other obligations herein.

Trade Contractor shall comply with Contractor's Environmental Protection Plan ("EPP"),all applicable permits ("EP Permits"), and Contractor's Environmental Compliance Guidelines ("EP Guidelmes"). Trade Contractor shall implement the Best Management Practices set forth in the EPP for any and all work that it performs on the jobsite. A copy of the EPP, Permits, and Guidelines are available at Contractor's construction office. Contractor shall be entitled to recover from Trade Contractor all fmes, fees, expenses, and other penalties assessed by any governmental body due to Trade Contractor's violation of the EPP, Permits, Guidelines, or other obligations herein.

Trade Contractor hereby agrees to indemdy, defend, and hold harmless Contractor 6om and against any and all claims, damages, attorneys' fees, expenses, or liabilities of any type or nature, including without limitation, any and all fines or otherpenalties, civil or criminal, arising out of any violation of the SWPPP, SW Permits, SW Guidelines, EPP, EP Permits,EP Guidelines, or any of Trade Contractor's obligations herein, caused in whole or in part by the wrongful conduct or omissions of Trade Contractor or its agents, or otherwise caused in whole or in part by Trade Contractor's failure to comply with this Section.

Trade Contractor acknowledges that failure to adhere to the requirements of the SWPPP, SW Permits, SW Guidelines, EPP, EP Permits, or EP Guidelines constitutes a material Beach ofthis Contract, and Contractor may, without prejudice to any other right or remedy, remove Trade Contractor Gom the jobsite, terminate this Agreement, and retain a separate trade contractor to complete Trade Contractor's obligations under this Agreement ("the Completion Trade Contractor"). In the event oftermination under this Section, Trade Contractor shall not be entitled to receive any further compensation or payment unless and until Trade Contractor's Work is completed by the Completion Trade Contractor.

SECTION 18: MISCELLANEOUS PROVISIONS

18.1
Trade Contractor acknowledges that it has visited and inspected the Project site and all conditions which could affect the Work. Any failure of the Trade Contractor to reasonably ascertain the general and local conditions which could affect its Work will not relieve the Trade Contractor Gom its responsibility to properly complete the Workwithout additional expense to the Contractor.

Exhibit 10.10 - Page - 43

18.2    Trade Contractor shall provide all required first aid and safety equipment including, butnot limited to, hardhats, safety glasses, ear protection, eye protection, fall protection, shofmg and codmed space requirements for its employees and operations. Trade Contractor shall immediately notify Contractor of any condition it deem unsafe.

18.3    Trade Contractor shall attend all meetings scheduled by Contractor, including but not limited to, preconstruction meetings, coordination meetings, weekly progress meetings, and safety meetings.

18.4    Trade Contractor shall keep the premises and all adjoining areas and drives clean and shall daily, remove to a designated trash area all waste material connected with his Work and shall, upon request of Contractor, proceed immediately to remove said material from job site.

18.5    Trade Contractor shall not assign his rights under this Agreement without prior wTitien consent of the Contractor.

18.6    If required by Contractor, Trade Contractor will furnish Contractor at Trade Contractor's cost and prior to fmal payment by Contractor, complete as-built drawings to include all details requested by Contractor.

18.7    Trade Contractor acknowledges his obligation to comply with all applicable Federal, State and Local Acts and Regulations, and, without limiting this obligation, and in addition to all other indemnities provided for inthis Agreemenf Trade Contractor agrees to comply with all requirements of the Occupational Safety and Health Act of 1970 and to save harmless and indemnify Contractor from and against any and all liability imposed on the Contractor for violations of said act arising out of the Work covered by hs Agreement.

18.8    Trade Contractor's obligations hereunder including any wananties and indemnity obligations shall survive completion of the Work and hnal payment and acceptance of the Work and will be enforceable by Contractor andlor Owner after completion and fmd payment.

18.9    This A~eement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, representatives, successors and assigns.

18.10    Written notices shall be deemed to have been duly served if delivered in person to the party for whom it was intended, or if delivered at or sent by registered or certified mail to the last business address know to the party giving the notice, or by any other method which can provide witten confiation of delivery.

18.11    No action or failure to act by Contractor shall constitute a waiver of any right hereunder, nor shall any act or failure to act by Contractor constitute an approval or an acquiescence in a breach by Trade Contractor hereunder, except as may be specifically agreed in writing.

18.12    No strike, picketing or labor dispute of any kind involving Contractor, Trade Contractor or other contractors, Trade Contractors or suppliers shall excuse the nonperiormance of any duty of Trade Contractor set forth herein In the event of a strike, picketing or labor dispute of any kind which, in Contractor's judgment, has resulted from Trade Contractor's presence on the project, Contractor may immediately terminate this Agreement and employ another Trade Contractor to .perform the work as provided above on a temporary basis to supplement Trade Contractor until the strike is resolved and work commences by Trade Contractor.

18.13    The Trade Contractor shall furnish promptly all samples, lists, drawings, cuts, schedules, etc., required in connection with its Work, but review of same does not relieve him of his responsibility of complying with the requirements of the drawings and specifications. All transportation costs on sanlples and drawings furnished by the Trade Contractor shall be paid by him. All submittals required by the Contract documents will be made immediately upon request by Contractor.

18.14    The Trade Contractor shall furnish all guarantees, bonds, operating instmctions, etc., as required by the specifications. Trade Contractor is not entitled to submit the final billing until these items are received by Contractor and approved by the Architect.

18.15    Trade Contractor warrants that it is in full compliance with the terms and provisions of OSHA Regulation 1926.59. As evidence thereof, Trade Contractor shall complete and return to Contractor the OSHARegulations and MSDS Warranty attachedhereto as Addendum "Eand incorporated 11$reu1 by reference.

Exhibit 10.10 - Page - 44

18.16    Trade Contractor shall complete and return to Contractor the Request for Taxpayer Identification Number and Certification attached hereto as Addendum "F"and incorporated herein by reference.

18.17    The Trade Contractor agrees to cooperate to the fullest extent witb Contractor's Superintendent in charge, and further agrees to immediately remove any workers that are not satisfactory to Contractor. Trade Contractor further agrees to have a qualified,
English-speaking superintendent or representative on site during the duration of the Work.

18.18    Trade Contractor shall not be on site except during standard working hours which will be set pursuant to city ordinance and community requirements.

18.19    Trade Contractor agrees to pay actual attorney's fees and all other costs and expenses which may be incurred by Contractor in enforcing Trade Contractor's obligation under this Agreement. In the event of any arbitration or litigation between Contractor and Trade Contractor concerning obligations under this Agreement, the successful party shall be entitled to recover all costs and disbursements allowed by law and additional sums including, but not limited to, attorney's fees as the arbitrators may adjudge reasonable.

18.20    The Trade Contractor shall hold and save the Contractor and Owner harmless from any liability including costs and expenses, for or on account of any patents or unpatented invention, article or appliance manufactured or used in the pe~fannance of this Contract, including their use by the Owner.

18.21    Trade Contractor understands and agrees that time is of the essence of this Agreement and any breach of same shall go to the essence thereof, and Trade Contractor, in agreeing to complete the work in the time herein above mentioned, has taken into consideration and made allowances for all the hindrances and delays incidental to its work.

18.22    This Agreement constitutes the entire understanding of the and supersedes any prior proposal, agreement or understanding.

18.23    This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written

Exhibit 10.10 - Page - 45

CAMELOT HOMES
TRADE PARTNER AGREEMENT
EXHIBIT.
SCOPE OF WORK AND QUALITY STANDARDS
CERAMIC TILE

A.	KITCHEN COUNTERTOP & BACKSPLASH
1. Ceramic Tile Countertops Edges will be finished with V-Caps, SBN's or %rounds. Paperwork must specify which product will be used. It is the designer's responsibility to ensure availability of edge detail product. (Note: any reference to "perimeter" tops is meant to refer to all non-desk and non-island kitchen countertop areas.) Undermount sinks can only be sold with stone products or tile products that are available with SBN's. Or quarteround. Always notify the estimator if an undermount sink is being used, as custom pricing will be necessary. 12" x 12" tile tops laid on a diagonal shall have a minimum of 16" of flat surface. All other tile tops shall have an 18 minimum flat surface, which may require splitting the top to create a grout joint down the center of the top. On all countertops there shall be aqua bar craft paper installed over the dishwasher area (Underneath plywood) and on the entire top. Metal lath and comer aid to be secured with galvanized nails Mud installed on the deck to be %" -1" inch thick per TCA handbook, plus or minus 118 inch. Marquee edges are to be installed straight. (1116" lippage is the tolerance) Tile tops not to extend into the stove area. Width of opening for stove/cooktop to be determined per start. Camelot to provide cutout information to subcontract. Tile tops to be finished in the stove area on the sides with a piece oftile, not trim. All tops to have excess paper, grout, and thinset removed 6om under the top, so they are not visible to the eye if at countertop level. No wire should be visible at the edges looking fiom a side view. All sink holes and cabinets to be cleaned of all debris. Kitchen sink openings should measure 20%"by 31%' with l/a'radiuses in the comer's. (Unless otherwise specified by Camelot Homes) There shall be no voids in the countertop grout. All counter top areas shall be protected upon completion of installation with kraftpaper. For island overhang specifications please refer to the blueprints. (Some islands have overhangs; some do not) Corbels are added so only 6" of unsupported countertop extends past the outer edge of the corbel. Corbels are placed every 2' on center. Lintels can beused in lieu of corbels. Both are supplied by other trades. If an island calls for no overhang the tile company will finish in full tiles if it results in less than a 6" overhang to the backside of the island.
2. Stone countertops
a. Tumbled Stone at the counter edges will be installed with a cut piece or molded trim. Molded pieces are installed with epoxy setting material.
b. All other natural stoneslgranite will have the finished edges squaredISBN'D or honedlpolished, as specified by the paperwork. u
c. All Ceramic Tile contractor pricing includes sealing of stone.
d. Undermount sink, can only be sold with stone products or rile products that arc akailable with SBN's or Quarteround. Always notify the estimator if an undermount sink is being used, as custom pricing will be necessary.
3. Backsplashes
a. All countertop pricing includes a nominal 6" splash. Any deviation from this must be priced by the Ceramic Tile Trade Partner's estimating department and be clearly designated on the designer'spapenvork.
b. Splashes are mud set however; a deco with a trim on top (such as a rope) can be mastic set per Mike Brekke.
c. Full backsplash will be set on the back and side walls of the countertop It will not wrap onto cabinet sides, only onto drywall. TileJStone trim pieces will be mitred at corners and return down to countertop.
d. Decos, listelles or nominal 6" backsplashes will be wrapped around all countertop edges. Wrapping

Exhibit 10.10 - Page - 46

CAMELOT HOMES T
TRADE PARTNER AGREEMENT
 EXHIBIT #2
SCOPE OF WORK AND QUALITY STANDARDS
CARPET AND PAD

A. CARPET INSTALLATION
1. All pads to be in"thick, unless otherwise selected.
2. Tmde Contractor shall not install flooring over an uneven or cracked surface. Trade Contractor is responsible for thorough sweeping prior to flooring instauation.
3. Trade Contractor shall be responsible for minor tilling of floors as required for satisfactow installation.
4. Carpet shall be in installed in a manner to minimize seams. The "grain" of the carpet shall run in the same direction throughout.
5. Use of a power stretcher is mandatory on all wall- to- wall installations.
6. Each room shall be measured before installation to ensure efficient use of carpet and proper location ofjogs, projections, openings, hearths, closets, stairs, and door swings.
7. Carpet pile shall run in the same direction and toward the entrance unless specified otherwise.
8. Dye lots of carpet shall be matched or sequenced.
9. A 3 inch minimum overage is required for each cut of carpet unless the pattern repeat demands otherwise.
10. Stair nosing should be rounded at a radius of 'A inch -1 inch.
11. For curved or slopped areas, tailor the carpet to fitthe tread and riser without wTirMes and with the edgesneatly fished.
12. Amount of stretch is per manufactures recommendations.
13. Do not put doors in the tubs.
14. All mirrored doors are to be marked for their exact location which room front back lefl rigbt.
15. Install all removed door hardware.
16. Do not razor cut the baseboards.
17. Carpet to terminate at the backside of bi-pass door guides if there is a flooring change.
18. Warrantv scranes to be lefl in the master closet.
19. A heat shield is required on all irons.

B. SEAMS
1 Seams shonld be kept to a minimum
2 Main Wc nmsalong, rather than across, the seam
3 The seams are away f?om areas subject to pivoting traffic when possible.
4 Seams are not perpendicular to doonvay openings.
5 Carpet sball not have excessively visible seams. Seams should be tightly fitted with no gaps or overlaps in the seam. No tolerance.
6 Carpet should not be installed with a T seam configuration.
7 Seam tape to be cool to the touch before stretching.
8 Seam tape iron should be run with the smooth direction of the carpet pile.
9 Weighl to be applied to the seam tape as it cools. Metal weights are not to be used.

C. CUSHION
1 Separate cushion shall be securely fastened to the sub-floor with the smooth side up or in accordance with the manufacturer's recommendations. Pads with web shall be installed web side up.
2 Separate cushion seams shall be perpendicular to carpet seams or offset by at least
3 6 inch's.
4 Glue andlor staple all cushions securely to the sub-floor and cut to no farther than 318 of a inch of the tack strip.
5 Cushion to be installed in the longest continuous lengths possible with no voids. (Except in closets)
6 Cushion seams to be secured with staples andlor cushion adhesive.

D. TACKLESS STRIPS
1 Tackless ships shall be not less than 1 inch wide and % thick.
2 Tackless strips are to be fastened around the perimeter of the room with a gully slightly less than the thickness of the carpet 6om the wall but not to exceed % inch.
3 Do not place tackless strips across door openings or door sills except where there is a threshold (transition to tile or vinyl to have Char).

Exhibit 10.10 - Page - 47

CAMELOT HOMES
TRADE PARTNER AGREEMENT
EXHIBIT #2
SCOPE OF WORK AND QUALITY STANDARDS
CARPET AND PAD

4. Carpet shall not be stapled to tackless stripes.
5. Akr seaming, the carpet should be properly stretched with the edges hooked to the tackless stiip.
6. Carpet must be fastened under tension on tackless strips around the perimeter oftheroom over separate cushion.
7. Trim all edges used for seaming at least 1 inch on each side. Note Selvage of some woven carpet must not be trimmed.
8. Secure tackless ships on each tread and riser. Pins on steps point toward riser. Pins on the risers point down toward the tread.
9. Gaps between the tackless strips are to be slightly less than double the thickness of the earpet on the stairs.
10. Some stairs require tackless strips on the sides to maintain proper tension.
11. Carpet to be secured to each tackless strip using a knee kicker or stair stretcher and drive into the gully with a stair tool at the junction of the tread and riser.
12. Carpet to be trimmed with a properly adjusted trimmer to leave sufficient excess carpet to tuck into the gap between the tackless strip and the baseboard.

E. GENERAL
1 Trade Contractor to install all material according to the manufacturer's recommendations, customer selection sheet, plans, and specifications.
2 Useable scrap material to be left in master bedroom closet.
3 .Trade Contractor to cover all hard surface areas after installation.
4 Trade Contractor to put viscueen in all carpet meas after installation.

F. CLEAN-UP
1 If excess material and trash has not been removed as described, subsequent charges may apply if a thud pariy is hired to remove the excesses.
2 Vacuuming of carpet and all clean up in included to the nearest container.
3 All glue is to be removed fiom any walls, cabinets, doors, etc.
4 All scrapes and garbage to be removed 6om the home.
5 Plastic runners to be left in all high traffic areas.

G. PAYMENT
1. Payment on completed delivev and install will require a completed quality assurance check list provided by the trade contractor and signed by a Camelot Homes Superintendent.

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Exhibit 10.10 - Page - 52

MARK HANCOCK DEVELOPMENT CORPORATION

ADDENDUM "E"

O.S.H.A. REGULATIONS AND MSDS

The trade contractor warrants that it is in full compliance with the terms and provisions of the STATE OF ARIZONA, OSHA Safety and Health Standards for the Construction Industry (29 CFR Part 1926). All MSDS used by trade contractor shall be maintained and kept in possession at the Contractor's jobsite by the trade contractor and will be available immediately upon request.

Should trade contractor be found liable for a violation of OSHA Regulations, which such violation is directly attributable to the conduct of trade contractor or its agents or employees, trade contractor agrees to indemnify Contractor of and from any such liability, including penalties and reasonable attorney's fees, incurred in connection therewith.

Steve Miller, GM
(Name) *(Title)*

of Flynns Floor Covering (hereinafter referred to as trade contractor) duly sworn, states on his/her oath as follows:

1) He/She is the GM (Title) of trade contractor.

2) That trade contractor maintains a training program as required by OSHA Regulations.

3) That all employees of trade contractor receive such training and understand how to read Material Safety Data Sheet and container labels and follow the necessary precautions when working with hazardous products, including the use of protective equipment and/or apparel.

5) That all employees of trade contractor know where emergency numbers and communications systems are and the location of medical, fire and other emergency supplies on the jobsite.

6) That all employees of trade contractor know who their designated competent person is on the jobsite will be in case of emergency.

7) That trade contractor supplies MSDS training for Contractor and other trade contractor employees if any hazardous materials are used that employees other than the trade contractor may come into contact with.

8) That trade contractor will correct any OSHA violations observed by Contractor the same day a verbal notification is made.

9) That trade contractor will reimburse Contractor for all time and material used by the Contractor to correct the OSHA violation due to same-day non-performance of the trade contractor.

CONTRACTOR:
Mark Hancock Development Corporation

By: Aaron Shrock

Name: [signature]
(Signature)

Its: PM

Date: 8-10-06

TRADE CONTRACTOR:

By: Steve Miller

Name: [signature]
(Signature)

Its: GM

Date: 8/9/06

H:\SHARED\COMMUNITIES\Active Communities\Vistancia\Purchasing\OSHA Re

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